Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

GFI Group Inc.

December 31, 2014

With Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of GFI Group Inc.:

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, comprehensive loss, cash flows and changes in stockholders’ equity present fairly, in all material respects, the financial position of GFI Group Inc. and its subsidiaries at December 31, 2014 and December 31, 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers
New York, New York
March 13, 2015

GFI GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands except share and per share amounts)

	December 31,
	2014	2013
Assets
Cash and cash equivalents	$183,432	$174,606
Cash and securities segregated under federal and other regulations	163	62,863
Accounts receivable, net	82,980	87,502
Receivables from brokers, dealers and clearing organizations	507,601	295,727
Property, equipment and leasehold improvements, net	55,897	61,396
Goodwill	134,542	255,920
Intangible assets, net	30,905	45,684
Other assets	172,721	177,844
Assets held for sale	193,701	—

TOTAL ASSETS	$1,361,942	$1,161,542

Liabilities and stockholders’ equity
LIABILITIES
Accrued compensation	$88,590	$77,841
Accounts payable and accrued expenses	31,791	37,409
Payables to brokers, dealers and clearing organizations	463,243	126,900
Payables to clearing services customers	—	177,523
Short-term borrowings	10,000	10,000
Long-term debt	240,000	240,000
Other liabilities	70,270	83,071
Liabilities held for sale	161,914	—

Total Liabilities	$1,065,808	$752,744

Commitments and contingencies (Note 14)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none outstanding at December 31, 2014 and 2013	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized and 144,290,612 and 140,599,626 shares issued at December 31, 2014 and 2013, respectively	1,442	1,405
Additional paid in capital	399,774	393,965
Retained (deficit) earnings	(31,050)	83,180
Treasury stock, 16,724,843 and 17,312,957 common shares at cost at December 31, 2014 and 2013, respectively	(73,445)	(75,018)
Accumulated other comprehensive (loss) income	(2,493)	3,744

Total Stockholders’ Equity	294,228	407,276
Non-controlling interests	1,906	1,522

Total Equity	296,134	408,798

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,361,942	$1,161,542

See notes to consolidated financial statements

GFI GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Year Ended December 31,
	2014	2013	2012
Revenues
Agency commissions	$454,604	$461,691	$484,386
Principal transactions	180,330	183,714	211,159

Total brokerage revenues	634,934	645,405	695,545
Clearing services revenues	115,498	139,136	118,011
Interest income from clearing services	2,229	2,193	1,964
Equity in net earnings of unconsolidated businesses	7,611	8,166	8,569
Software, analytics and market data	102,998	90,538	84,153
Other income, net	17,765	16,012	16,345

Total revenues	881,035	901,450	924,587
Interest and transaction-based expenses
Transaction fees on clearing services	108,464	134,165	113,726
Transaction fees on brokerage services	19,311	19,755	22,843
Interest expense from clearing services	821	570	973

Total interest and transaction-based expenses	128,596	154,490	137,542

Revenues, net of interest and transaction-based expenses	752,439	746,960	787,045

Expenses
Compensation and employee benefits	511,532	516,222	546,501
Communications and market data	52,822	53,875	60,760
Travel and promotion	31,265	30,853	35,850
Rent and occupancy	31,299	28,380	23,667
Depreciation and amortization	34,334	33,295	36,624
Professional fees	41,904	24,527	23,238
Interest on borrowings	32,298	30,297	26,885
Impairment of goodwill and long-lived assets	125,680	19,602	—
Other expenses	28,121	31,254	34,777

Total other expenses	889,255	768,305	788,302

Loss before provision for income taxes	(136,816)	(21,345)	(1,257)
(Benefit from) provision for income taxes	(29,963)	(2,273)	8,387

Net loss before attribution to non-controlling stockholders	(106,853)	(19,072)	(9,644)
Less: Net income attributable to non-controlling interests	1,190	926	309

GFI’s net loss	$(108,043)	$(19,998)	$(9,953)

Loss per share available to common stockholders
Basic	$(0.87)	$(0.17)	$(0.09)
Diluted	$(0.87)	$(0.17)	$(0.09)
Weighted average shares outstanding
Basic	124,754,651	119,052,908	116,014,202
Diluted	124,754,651	119,052,908	116,014,202
Dividends declared per share of common stock	$0.10	$0.15	$0.25

See notes to consolidated financial statements

GFI GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Year Ended December 31,
	2014	2013	2012
Net loss before attribution to non-controlling stockholders	$(106,853)	$(19,072)	$(9,644)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(5,699)	(194)	9,196
Unrealized (loss) gain on available-for-sale securities, net of tax(1)	(1,069)	1,524	253

Total other comprehensive (loss) income	(6,768)	1,330	9,449
Comprehensive loss including non-controlling stockholders	(113,621)	(17,742)	(195)
Comprehensive income attributable to non-controlling stockholders	659	1,054	261

GFI’s comprehensive loss	$(114,280)	$(18,796)	$(456)

(1)	Amounts are net of (benefit from) provision for income taxes of $(341), 462 and $69 for the years ended December 31, 2014, 2013 and 2012, respectively.

See notes to consolidated financial statements

GFI GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss before attribution to non-controlling stockholders	$(106,853)	$(19,072)	$(9,644)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,334	33,295	36,624
Share-based compensation	23,953	29,594	32,404
Tax expense related to share-based compensation	811	1,911	2,213
Amortization of prepaid bonuses and forgivable loans	23,112	26,095	26,549
Impairment charges	126,291	19,602	5,362
Benefit from deferred taxes	(47,261)	(10,589)	(3,311)
(Gains) losses on foreign exchange derivative contracts, net	(4,266)	2,130	(2,011)
Earnings from equity method investments, net	(1,001)	(1,376)	(575)
Amortization of deferred financing fees	1,848	2,077	2,175
Mark-to-market of future purchase commitment	—	(2,203)	(9,545)
Mark-to-market of contingent consideration liabilities	(3,731)	287	—
Translation gain on liquidation of foreign subsidiary	—	(1,659)	—
Other non-cash charges, net	966	637	3,433
(Increase) decrease in operating assets:
Cash and securities segregated under federal and other regulations	10,540	(15,369)	(26,572)
Accounts receivable	(4,510)	(13,727)	20,726
Receivables from brokers, dealers and clearing organizations	(303,167)	(44,540)	(9,068)
Other assets	(10,347)	14,164	(46,515)
Increase (decrease) in operating liabilities:
Accrued compensation	11,922	(1,354)	(47,894)
Accounts payable and accrued expenses	10,316	1,937	(19,881)
Payables to brokers, dealers and clearing organizations	336,343	(38,035)	75,406
Payables to clearing services customers	(35,415)	37,895	18,718
Other liabilities	(7,848)	(2,712)	71

Cash provided by operating activities	56,037	18,988	48,665

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired, and purchases of intangible and other assets	—	(6,329)	(535)
Proceeds from disposition of interests in unconsolidated businesses	23,295	68	855
Return of capital from unconsolidated businesses	413	2,962	—
Proceeds from disposition of available-for-sale securities	5,882	—	—
Purchases of interests in unconsolidated businesses	—	(13,122)	(2,586)
Purchase of property, equipment and leasehold improvements	(6,537)	(12,358)	(5,907)
Capitalization of internally developed software costs	(8,474)	(10,753)	(11,394)
Proceeds on foreign exchange derivative contracts	3,888	1,454	6,480
Payments on foreign exchange derivative contracts	(730)	(3,542)	(2,669)
Other, net	659	(500)	251

Cash provided by (used in) investing activities	18,396	(42,120)	(15,505)

See notes to consolidated financial statements

GFI GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(In thousands)

	Year Ended December 31,
	2014	2013	2012
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	210,000	195,000	195,000
Repayments of short-term borrowings	(210,000)	(185,000)	(195,000)
Repurchase and retirement of portion of long-term debt	—	(9,385)	—
Purchases of treasury stock	—	—	(12,939)
Cash dividends paid to common stockholders	(12,482)	(18,237)	(29,566)
Shares withheld for taxes on vested restricted stock units	(9,861)	(9,000)	(9,479)
Payment of contingent consideration liabilities	—	(350)	(769)
Payment of future purchase commitment	—	(798)	—
Tax expense related to share-based compensation	(811)	(1,911)	(2,213)
Other, net	(149)	(463)	(104)

Cash used in financing activities	(23,303)	(30,144)	(55,070)

Effects of exchange rate changes on cash and cash equivalents	(4,174)	441	3,472
Cash and cash equivalents classified as Held for sale	(38,130)	—	—
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,826	(52,835)	(18,438)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	174,606	227,441	245,879

CASH AND CASH EQUIVALENTS, END OF PERIOD	$183,432	$174,606	$227,441

SUPPLEMENTAL DISCLOSURE:
Cash paid for interest	$31,119	$26,865	$25,240
Cash paid for income taxes	$15,700	$12,709	$15,024
Cash received from income tax refunds	$1,196	$2,388	$2,131

Non-Cash Investing and Financing Activities:
Purchase of property and equipment through seller financing arrangement	$1,056	$—	$—

Included within the purchase price of the Company’s acquisition of Contigo Limited in 2013 was contingent consideration with an estimated net present value of £2,458 (or approximately $3,942), which was recorded as a liability within Other liabilities. The Company did not have any non-cash investing and financing activity during the year ended December 31, 2012.

See notes to consolidated financial statements

GFI GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(In thousands)

					Accumulated
		Additional		Retained	Other	Total	Non-
	Common	Paid In	Treasury	Earnings	Comp.	Stockholders’	Controlling	Total
	Stock	Capital	Stock	(Deficit)	Income (loss)	Equity	Interests	Equity
Balance, December 31, 2011	1,317	365,835	(73,919)	160,934	(6,955)	447,212	1,700	448,912
Purchase of treasury stock	—		(12,939)	—	—	(12,939)	—	(12,939)
Issuance of treasury stock	—	(11,828)	11,838	—	—	10	—	10
Issuance of common stock for exercise of stock options and vesting of restricted stock units	30	(8)	—	—	—	22	—	22
Withholding of restricted stock units in satisfaction of tax requirements	—	(9,479)	—	—	—	(9,479)	—	(9,479)
Tax expense associated with share- based awards	—	(2,213)	—	—	—	(2,213)	—	(2,213)
Foreign currency translation adjustment	—	—	—	—	9,244	9,244	(48)	9,196
Unrealized gain on available-for- sale securities, net of tax	—	—	—	—	253	253	—	253
Dividends to stockholders	—		—	(29,566)		(29,566)	—	(29,566)
Share-based compensation	—	32,491	—	—	—	32,491	—	32,491
Adjustment to non-controlling interests from business acquisitions	—	—	—	—	—	—	(945)	(945)
Other capital adjustments, net	—	—	—	—	—		(42)	(42)
Net (loss) income	—	—	—	(9,953)	—	(9,953)	309	(9,644)

Balance, December 31, 2012	1,347	374,798	(75,020)	121,415	2,542	425,082	974	426,056
Issuance of treasury stock	—	(2)	2	—	—	—	—	—
Issuance of common stock for exercise of stock options and vesting of restricted stock units	45	865	—	—	—	910	—	910
Withholding of restricted stock units in satisfaction of tax requirements	—	(9,000)	—	—	—	(9,000)	—	(9,000)
Tax expense associated with share- based awards	—	(1,911)	—	—	—	(1,911)	—	(1,911)
Foreign currency translation adjustment	—	—	—	—	(322)	(322)	128	(194)
Unrealized gain on available-for- sale securities, net of tax	—	—	—	—	1,524	1,524	—	1,524
Dividends to stockholders	—	—	—	(18,237)	—	(18,237)	(231)	(18,468)
Share-based compensation	—	29,228	—	—	—	29,228	—	29,228
Issuance of contingently issuable shares	13	(13)	—	—	—	—	—	—
Other capital adjustments, net	—	—	—	—	—	—	(275)	(275)
Net (loss) income	—	—	—	(19,998)	—	(19,998)	926	(19,072)

Balance, December 31, 2013	$1,405	$393,965	$(75,018)	$83,180	$3,744	$407,276	$1,522	$408,798

Issuance of treasury stock	—	(1,567)	1,573	—	—	6	—	6
Issuance of common stock for exercise of stock options and vesting of restricted stock units	37	421	—	—	—	458	—	458
Withholding of restricted stock units in satisfaction of tax requirements	—	(9,861)	—	—	—	(9,861)	—	(9,861)
Tax expense associated with share- based awards	—	(811)	—	—	—	(811)	—	(811)
Foreign currency translation adjustment	—	—	—	—	(5,168)	(5,168)	(531)	(5,699)
Unrealized loss on available-for- sale securities, net of tax	—	—	—	—	(1,069)	(1,069)	—	(1,069)
Dividends to stockholders	—	(6,294)	—	(6,188)	—	(12,482)	—	(12,482)
Share-based compensation	—	23,937	—	—	—	23,937	—	23,937
Other capital adjustments, net	—	(16)	—	1	—	(15)	(275)	(290)
Net (loss) income	—	—	—	(108,043)	—	(108,043)	1,190	(106,853)

Balance, December 31, 2014	$1,442	$399,774	$(73,445)	$(31,050)	$(2,493)	$294,228	$1,906	$296,134

See notes to consolidated financial statements

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands except share and per share amounts)

1. ORGANIZATION AND BUSINESS

The Consolidated Financial Statements include the accounts of GFI Group Inc. and its subsidiaries (collectively, “GFI” or the “Company”). The Company, through its subsidiaries, provides wholesale brokerage and trade execution services, clearing services, and trading system software products to institutional clients in markets for a range of fixed income, financial, equity and commodity products. The Company complements its brokerage and trade execution capabilities with value-added services, such as market data and analytical software products for trader and back-office support, which it licenses primarily to companies in the financial services industry. As of December 31, 2014, Jersey Partners, Inc. (“JPI”) owned approximately 36% of the Company’s outstanding shares of common stock. The Company’s executive chairman, Michael Gooch, is the controlling shareholder of JPI.

2. ACQUISITION BY BGC PARTNERS, INC. AND TERMINATION OF THE CME MERGER

On February 26, 2015, BGC Partners, Inc. (“BGC”) successfully completed its tender offer to acquire shares of GFI’s common stock for $6.10 per share in cash. On March 4, 2015, BGC Partners, L.P. paid for the 54,274,212 shares of common stock of the Company tendered pursuant to the tender offer. The tendered shares, together with the 17.1 million shares already owned by BGC, represent approximately 56% of the outstanding shares of our common stock.

As a result of the transaction, GFI is a controlled company of BGC and will operate as a division of BGC. Going forward, BGC and GFI are expected to remain separately branded divisions.

Prior to the completion of the tender offer, the Company was a party to a series of agreements, including an Agreement and Plan of Merger (the “CME Merger Agreement”) and a Purchase Agreement (the “IDB Purchase Agreement”), each dated as of July 30, 2014, as amended, with CME Group Inc. (“CME”) and certain of its affiliates, whereby the Company had agreed to merge with and into a wholly owned subsidiary of CME (the “CME Merger”) and, immediately following such merger, a private consortium of current GFI management would acquire the Company’s wholesale brokerage and clearing businesses from CME (such transactions collectively, the “CME Transaction”). In addition, CME, JPI and certain other stockholders of GFI, who collectively control approximately 38% of the outstanding shares of our common stock, entered into an agreement, dated as of July 30, 2014 (the “Support Agreement”), that provided for such stockholders to vote for the CME Transaction and vote against any alternative transaction and that prevented such stockholders from transferring their shares, including by tendering into the tender offer. The CME Merger Agreement and the CME Transaction were terminated on January 30, 2015. The restrictions in the Support Agreement continue until on or about January 30, 2016.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation —The Company’s Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingencies in the Consolidated Financial Statements. Certain estimates and assumptions relate to the accounting for acquired goodwill and intangible assets, fair value measurements, compensation accruals, tax assets and liabilities, and the potential outcome of litigation matters. Management believes that the estimates utilized in the preparation of the Consolidated Financial Statements are reasonable and prudent. Actual results could differ materially from these estimates.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Certain prior year amounts have been reclassified to conform to the current year presentation, including amounts in the Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012, and Note 18, Derivative Financial Instruments. The Company has revised its tables summarizing (i) Derivative contracts, by counterparty and (ii) Fair values of derivative contracts on a gross and net basis, within Note 18, to exclude gross balances associated with long and short futures contracts. The Company continues to include variation margin on open futures contract within Receivables from and payables to brokers, dealers and clearing organizations on the Consolidated Statements of Financial Condition.

Consolidation Policies

General —The Consolidated Financial Statements include the accounts of the Company, its wholly-owned subsidiaries and subsidiaries that are treated as such and other entities in which the Company has a controlling financial interest. For consolidated subsidiaries that are less than wholly-owned, equity interests that are not owned by the Company are referred to as non-controlling interests. The portion of net income attributable to non-controlling interests for such subsidiaries is presented as Net income attributable to non-controlling interests on the Consolidated Statements of Operations, and the portion of the stockholders’ equity of such subsidiaries is presented as Non-controlling interests in the Consolidated Statements of Financial Condition and Consolidated Statement of Changes in Stockholders’ Equity. All intercompany transactions and balances have been eliminated.

Variable Interest Entities —The Company determines whether it holds any interests in entities deemed to be a variable interest entity (“VIE”). A VIE is an entity that lacks one or more of the following characteristics (i) the total equity investment at risk is sufficient to enable the entity to finance its activities independently and (ii) the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The Company has a controlling financial interest and will consolidate a VIE if it is the primary beneficiary.

The primary beneficiary is the party that has both (i) the power to direct the activities of the VIE that most significantly impact the economic performance of the entity and (ii) the obligation to absorb losses of the entity that could be potentially significant to the VIE or the right to receive benefits from the entity that could be potentially significant.

As of December 31, 2014, the company holds interests in certain VIEs. One of these VIEs is consolidated because it was determined that the Company is the primary beneficiary of this VIE because (1) the Company provided the majority of the VIE’s start-up capital and (2) the Company has consent rights regarding those activities that the Company believes would most significantly impact the economic performance of the entity. The remaining VIEs are not consolidated as it was determined that the Company is not the primary beneficiary due to the level of equity ownership and voting power. The Company reassesses its evaluation of whether an entity is a VIE when certain events occur, such as changes in economic ownership and voting power. The Company reassesses its determination of whether it is the primary beneficiary of a VIE on an ongoing basis based on current facts and circumstances. See Note 19 for disclosures on Variable Interest Entities.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents —Cash and cash equivalents consist of cash and highly liquid investments purchased with an original maturity of three months or less. Cash and cash equivalents are categorized within Level 1 of the fair value hierarchy.

Cash and Securities Segregated Under Federal and Other Regulations —The Company holds cash and securities representing funds received in connection with customer trading activities. The Company’s subsidiaries are required to satisfy regulations mandated by their primary regulators to segregate or set aside cash or equivalent securities to satisfy regulations, promulgated to protect customer assets.

Accounts Receivable —Accounts receivable largely represents commissions due from brokers, dealers, banks and other financial and nonfinancial institutions for the execution of securities, commodities, foreign exchange and other derivative brokerage transactions. Also, included within Accounts receivable are the billed portion of existing contracts from customers related to the licensing, support and maintenance of software, analytics and market data, as well as any unbilled but earned portion of any services provided to such customers. In estimating the allowance for doubtful accounts, management considers the length of time receivables are past due and historical experience. In addition, if the Company is aware of a client’s inability to meet its financial obligations, a specific provision for doubtful accounts is recorded in the amount of the estimated losses that will result from the inability of that client to meet its financial obligation. Accounts receivable are presented net of allowance for doubtful accounts of approximately $1,900 and $1,958 as of December 31, 2014 and 2013, respectively.

Receivables from and Payables to Brokers, Dealers and Clearing Organizations —Receivables from and payables to brokers, dealers and clearing organizations primarily represent: (i) principal transactions for which the stated settlement dates have not yet been reached, (ii) principal transactions which have not settled as of their stated settlement dates, (iii) cash, including deposits, held at clearing organizations and exchanges in support of the Company’s clearing business and to facilitate settlement and clearance of matched principal transactions and (iv) the spread on matched principal transactions that have not yet been remitted from/to clearing organizations and exchanges.

Property, Equipment and Leasehold Improvements —Property, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method, generally over three to seven years. Property and equipment are depreciated over their estimated useful lives. Leasehold improvements are amortized over the shorter of the remaining term of the respective lease to which they relate or the remaining useful life of the leasehold improvement. Internal and external costs incurred in developing or obtaining computer software for internal use are capitalized in accordance with Accounting Standards Codification (“ASC”) 350 Intangibles—Goodwill and Other (“ASC 350”), and are amortized on a straight-line basis over the estimated useful life of the software, generally three years. General and administrative costs related to developing or obtaining such software are expensed as incurred.

Goodwill and Intangible Assets —Goodwill represents the excess of the purchase price allocation over the fair value of tangible and identifiable intangible net assets acquired. The goodwill associated with each business combination is allocated to the related reporting units, which are determined based on

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

how the Company’s businesses are managed and how they are reviewed by the Company’s chief operating decision maker. Other intangible assets are recorded at their fair value upon completion of a business combination or certain other transactions. Substantially all of the firm’s identifiable intangible assets are considered to have definite lives and are amortized on a straight-line basis over their estimated useful lives.

In accordance with ASC 350, goodwill is not amortized, but instead is periodically tested for impairment. The Company reviews goodwill for impairment on an annual basis as of November 1 of each fiscal year or whenever an event occurs or circumstances change that could reduce the fair value of a reporting unit below its carrying amount. See Note 7 for further information.

Prepaid Bonuses and Forgivable Employee Loans —Prepaid bonuses and forgivable loans to employees are stated at historical value net of amortization when the agreement between the Company and the employee provides for the return of proportionate amounts of the bonus or loan outstanding if employment is terminated in certain circumstances prior to the end of the term of the agreement. Amortization is calculated using the straight-line method over the term of the contract, which is generally two to four years, and is recorded in Compensation and employee benefits. The Company generally expects to recover the unamortized portion of prepaid bonuses and forgivable loans when employees voluntarily terminate their employment or if their employment is terminated for cause prior to the end of the term of the agreement. The prepaid bonuses and forgivable loans are included in Other assets in the Consolidated Statements of Financial Condition. At December 31, 2014 and 2013, the Company had prepaid bonuses of $16,523 and $23,499, respectively. At December 31, 2014 and 2013, the Company had forgivable employee loans and advances to employees of $15,072 and $24,109, respectively. Amortization of prepaid bonuses and forgivable employee loans for the years ended December 31, 2014, 2013 and 2012 was $23,112, $26,095and $26,549, respectively, and is included within Compensation and employee benefits.

Investments —When the Company does not have a controlling financial interest in an entity but can exert significant influence over the entity’s operating and financial policies, the investment is accounted for under the equity method of accounting in accordance with ASC 323-10, Investments—Equity Method and Joint Ventures (“ASC 323-10”). Significant influence generally exists when the Company owns 20% to 50% of the entity’s common stock or in-substance common stock. The Company initially records the investment at cost and adjusts the carrying amount each period to recognize its share of the earnings or losses of the investee based on the percentage of ownership. See Note 20 for further information. Investments for which the Company does not have the ability to exert significant influence over operating and financial policies are generally accounted for using the cost method of accounting in accordance with ASC 325-10, Investments—Other (“ASC 325-10”). At December 31, 2014 and 2013, the Company had cost method investments of $1,688 and $5,087, respectively, included within Other assets. The fair value of the Company’s cost method investments are not estimated if there are no identified events or changes in circumstances that may have a significant adverse effect on the fair value. The Company monitors its equity and cost method investments for indicators of impairment each reporting period.

The Company accounts for its marketable equity securities and its debt securities in accordance with ASC 320-10, Investments—Debt and Equity Securities (“ASC 320-10”). Investments that are owned

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

by the Company’s broker-dealer subsidiaries are recorded at fair value with realized and unrealized gains and losses reported in net loss. Investments designated as available-for-sale that are owned by the Company’s non broker-dealer subsidiaries are recorded at fair value with unrealized gains or losses reported as a separate component of other comprehensive income (loss), net of tax. The fair value of the Company’s available-for-sale securities was $0 and $5,465 as of December 31, 2014 and 2013, respectively, and is included within Other assets.

Fair Value of Financial Instruments —In accordance with ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), the Company estimates fair values of financial instruments using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment in interpreting market data and, accordingly, changes in assumptions or in market conditions could adversely affect the estimates. The Company also discloses the fair value of its financial instruments in accordance with the fair value hierarchy as set forth by ASC 820-10. See Note 17 for further information.

Fair Value Option —In accordance with ASC 825-10-25, Financial Instruments—Recognition , upon the acquisition of The Kyte Group Limited (“KGL”) and Kyte Capital Management Limited (collectively “Kyte”), the Company elected the fair value option to account for its future commitment to purchase the remaining 30% equity interest in Kyte.

The fair value option election allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Any change in fair value for assets and liabilities for which the election is made is to be recognized in earnings as they occur. The fair value option election is permitted on an instrument by instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument.

The primary reason for electing the fair value option on the then future commitment to purchase the remaining 30% equity interest in Kyte was to timely reflect economic events in earnings, as management’s assessment of the future purchase commitment value was driven by Kyte’s earnings or losses subsequent to the initial acquisition date and net present value at a specific point in time. The Company’s results of operations for the years ended December 31, 2013 and 2012 include changes in the fair value of the Future Purchase Commitment which were recorded in Other income, net in the Consolidated Statements of Operations. See Note 17 for further information on the Future Purchase Commitment which was settled during 2013.

Derivative Financial Instruments —The Company enters into derivative transactions for a variety of reasons, including managing its exposure to risk arising from changes in foreign currency, facilitating customer trading activities and, in certain instances, to engage in principal trading for the Company’s own account. Derivative assets and liabilities are carried on the Consolidated Statements of Financial Condition at fair value, with changes in the fair value recognized in the Consolidated Statements of Operations. Contracts entered into to manage risk arising from changes in foreign currency are recognized in Other income, net and contracts entered into to facilitate customer transactions and principal trading are recognized in Principal transactions. Derivatives are reported on a net-by-counterparty basis when management believes that a legal and enforceable right of offset exists under these agreements. See Note 18 for further information.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Payables to Clearing Services Customers —Payables to clearing services customers include amounts due on cash and margin transactions, including futures contracts, transacted on behalf of customers.

Revenue Recognition

Brokerage Transactions —The Company provides brokerage services to its clients in the form of either agency or principal transactions. In agency transactions, the Company charges commissions for executing transactions between buyers and sellers. Agency commission revenues and related expenses are recognized on a trade date basis. These revenues are presented in “Agency Commissions”. Principal transactions revenue is primarily derived from matched principal and principal trading transactions. Principal transactions revenues and related expenses are recognized on a trade date basis. The Company earns revenue from principal transactions on the spread between the buy and sell price of the security that is brokered. In matched principal transactions, the Company simultaneously agrees to buy instruments from one customer and sell them to another customer. These revenues are presented in “Principal Transactions”. In the normal course of its matched principal and principal trading businesses, the Company may hold security positions overnight. These positions are marked to market on a daily basis.

Clearing Services Revenues —The Company charges fees to customers for clearing services provided for cash and derivative transactions. Clearing services revenues are recorded on a trade date basis as customer transactions occur and are presented net of any customer negotiated rebates.

Software, Analytics and Market Data —Software revenue consists primarily of fees charged for Trayport electronic trading software, which are typically billed on a subscription basis and are recognized ratably over the term of the subscription period, which ranges from one to five years. Analytics revenue consists primarily of software license fees for Fenics pricing tools which are typically billed on a subscription basis, and is recognized ratably over the term of the subscription period, which is generally three years. Market data revenue primarily consists of subscription fees and fees from customized one-time sales. Market data subscription fees are recognized on a straight-line basis over the term of the subscription period, which ranges from one to two years. Market data revenue from customized one-time sales is recognized upon delivery of the data. The Company markets its software, analytics and market data products through its direct sales force and, in some cases, indirectly through resellers. In general, the Company’s license agreements for such products do not provide for a right of return.

Other Income, net —Included within Other income, net on the Company’s Consolidated Statements of Operations are revaluations of foreign currency derivative contracts, realized and unrealized transaction gains and losses on certain foreign currency denominated items and gains and losses on certain investments and interest income earned on short-term investments.

There were no customers that accounted for 10% or more of Total revenues for the year ended December 31, 2014. For the year ended December 31, 2013, one of the Company’s clearing customers accounted for approximately 11% and 0% of the Company’s Total revenues and Revenues, net of interest and transaction-based expenses, respectively. No other single customer accounted for 10% or more of the Company’s Total revenues for the year ended December 31, 2013. There were no customers that accounted for 10% or more of Total revenues for the year ended December 31, 2012.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Compensation and Employee Benefits —The Company’s compensation and employee benefits have both a fixed and variable component. Base salaries and benefit costs are primarily fixed for all employees while bonuses constitute the variable portion of compensation and employee benefits. The Company may pay certain performance bonuses in restricted stock units (“RSUs”) or as deferred cash awards, both of which generally vest over a future service period. The Company also may grant sign-on and retention bonuses for certain newly-hired or existing employees who agree to long-term employment agreements.

Share-Based Compensation —The Company’s share-based compensation consists of RSUs. The Company accounts for share-based compensation in accordance with ASC 718 Compensation—Stock Compensation (“ASC 718”). This accounting guidance requires measurement of compensation expense for equity-based awards at fair value and recognition of compensation expense over the service period, net of estimated forfeitures. In all periods presented, the only share-based compensation expense recognized by the Company has been RSUs. The Company determines the fair value of RSUs based on the number of units granted and the grant date fair value of the Company’s common stock, measured as of the closing price on the date of grant. See Note 13 for further information.

Deferred Cash Compensation —The Company accounts for deferred cash compensation in accordance with ASC 710 Compensation—General (“ASC 710”). This accounting guidance requires measurement of deferred compensation expense for non-equity-based awards based upon future amounts expected to be paid, and provides for recognition of compensation expense over the expected service period, net of estimated forfeitures. See Note 13 for further information.

Income Taxes —In accordance with ASC 740, Income Taxes (“ASC 740”), the Company provides for income taxes using the asset and liability method under which deferred income taxes are recognized for the estimated future tax effects attributable to temporary differences and carryforwards that result from events that have been recognized either in the financial statements or the income tax returns, but not both. The measurement of current and deferred income tax assets and liabilities is based on provisions of enacted tax laws. Valuation allowances are recognized if, based on the weight of available evidence, it is more likely than not that some portion of the deferred tax assets will not be realized. Management applies the more likely than not criteria prior to recognizing a financial statement benefit for a tax position taken (or expected to be taken) in a tax return. The Company recognizes interest and/or penalties related to income tax matters in interest expense and other expense, respectively. The Company has determined that the historic undistributed earnings prior to 2013 from our foreign subsidiaries, are indefinitely reinvested and, accordingly, no U.S. income taxes have been provided, in accordance with ASC 740. However, management concluded that earnings from certain foreign subsidiaries commencing from January 1, 2013 will ultimately be repatriated and will provide U.S. tax on those amounts. For profits earned during the year ended December 31, 2014 that are not permanently reinvested, the deferred tax liability for those earnings is zero due to the excess foreign tax credits that will be generated as a result of repatriation. See Note 10 for further information.

Treasury Stock —The Company accounts for Treasury stock using the cost method. Treasury stock held by the Company may be reissued with respect to vested RSUs in qualified jurisdictions. The Company’s policy is to account for these shares as a reduction of Treasury stock on a first-in, first-out basis.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation Adjustments and Transactions —Assets and liabilities of foreign subsidiaries having non-U.S. dollar functional currencies are translated at the period end rates of exchange, and revenue and expenses are translated at the average rates of exchange for the period. Gains or losses resulting from translating the foreign currency financial statements are reflected in foreign currency translation adjustments and are reported as a separate component of Comprehensive loss and included in Accumulated other comprehensive income (loss) in the Consolidated Statement of Changes in Stockholders’ Equity. The revaluation of asset and liability balances that are denominated in currencies other than the functional currency of the business unit involved in such transactions is reflected in Other Income, net in the Consolidated Statements of Operations. Net (losses) gains resulting from remeasurement of foreign currency transactions and balances for the years ended December 31, 2014, 2013 and 2012 were $(4,122), $2,039 and $(3,635), respectively.

Recent Accounting Pronouncements —In March 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-05, “Foreign Currency Matters” (“ASU 2013-05”), which clarifies the accounting for the cumulative translation adjustment when a parent either sells or transfers a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a foreign subsidiary or group of assets. ASU 2013-05 provides that the parent should release cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. This guidance was effective for the Company’s fiscal year beginning January 1, 2014, and is being applied prospectively. The adoption of ASU 2013-05 does not have a material impact on the Company’s Consolidated Financial Statements.

In July 2013, the FASB issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU 2013-11”). ASU 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or tax credit carryforward, unless such tax loss or credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes resulting from the disallowance of a tax position. In the event that the tax position is disallowed or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit shall be presented in the financial statements as a liability and shall not be combined with deferred tax assets. The guidance was effective for the Company’s fiscal year beginning January 1, 2014, and is being applied prospectively. The adoption of ASU 2013-11 does not have a material impact on the Company’s Consolidated Financial Statements.

In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”). ASU 2014-08 changes the criteria for disposals to qualify as discontinued operations and requires new disclosures about disposals of both discontinued operations and certain other disposals that do not meet the new definition. The guidance is effective beginning in the first quarter of 2015. The Company is currently evaluating the impact of the new guidance on the Company’s Consolidated Financial Statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 defines how companies report revenues from contracts with customers, and also requires enhanced disclosures. The guidance is effective beginning in the first quarter of fiscal 2017. The Company is currently evaluating the impact of the new guidance on the Company’s Consolidated Financial Statements.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This standard sets forth management’s responsibility to evaluate, each reporting period, whether there is substantial doubt about the Company’s ability to continue as a going concern, and if so, to provide related footnote disclosures. The guidance is effective for the Company’s 2016 annual financial statements. The Company is currently evaluating the impact of the new guidance on the Company’s Consolidated Financial Statements.

4. ASSETS AND LIABILITIES HELD FOR SALE

On January 24, 2015, the Company entered into an agreement to sell 100% equity ownership of KGL, which primarily includes the Company’s clearing business. The Company determined that as of December 31, 2014, KGL met the criteria for classification as held for sale and, as a result, its assets and liabilities have been included in Assets held for sale and Liabilities held for sale on the Consolidated Statement of Condition as of December 31, 2014. KGL’s operations are included in the Clearing and Backed Trading reportable segment. Assets and liabilities classified as held for sale are required to be recorded at the lower of carrying value or fair value less any costs to sell. Accordingly, the company recorded non-cash, pre-tax, impairment charges of $4,061 to write down the carrying value of KGL’s long-lived assets held for sale to realizable value. The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close in the first half of 2015.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

4. ASSETS AND LIABILITIES HELD FOR SALE (Continued)

The major classes of the total consolidated assets and liabilities of KGL that were classified as held for sale at December 31, 2014 were as follows:

December 31,
2014
Assets
Cash and cash equivalents	$24,957
Cash and securities segregated under federal and other regulations	52,160
Accounts receivable, net	1,348
Receivables from brokers, dealers and clearing organizations	90,634
Property, equipment and leasehold improvements, net	1,944
Intangible assets, net	4,302
Other assets(1)	680
Asset impairment	(4,061)

Total assets held for sale	$171,964

Liabilities
Accrued compensation	1,545
Accounts payable and accrued expenses	849
Payables to clearing services customers(2)	142,108
Other liabilities	1,397

Total liabilities held for sale	$145,899

(1)	Excludes $570 of receivables from consolidated affiliates that has been eliminated for the purposes of presentation on the Consolidated Statement of Financial Condition.
(2)	Excludes $12,499 of payables to consolidated affiliates that has been eliminated for the purposes of presentation on the Consolidated Statement of Financial Condition.

On February 3, 2015, the Company entered into an agreement to sell 100% equity ownership of Kyte Broking Limited (“KBL”). The Company determined that as of December 31, 2014, KBL met the criteria for classification as held for sale and, as a result, its assets and liabilities have been included in Assets held for sale and Liabilities held for sale on the Consolidated Statement of Condition as of December 31, 2014. The Company believes that no impairment exists as the fair value of the net assets related to KBL less the costs to sell the business will exceed the related carrying value. The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close in the first half of 2015.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

4. ASSETS AND LIABILITIES HELD FOR SALE (Continued)

The major classes of the total consolidated assets and liabilities of KBL that were classified as held for sale at December 31, 2014 were as follows:

December 31,
2014
Assets
Cash and cash equivalents	$13,172
Accounts receivable, net	7,398
Receivables from brokers, dealers and clearing organizations	659
Property, equipment and leasehold improvements, net	178
Other assets	330

Total assets held for sale	$21,737

Liabilities
Accounts payable and accrued expenses	15,990
Other liabilities	25

Total liabilities held for sale	$16,015

5. RECEIVABLES FROM AND PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

Amounts receivable from and payable to brokers, dealers and clearing organizations consisted of the following:

	December 31,
	2014	2013
Receivables from brokers, dealers and clearing organizations:
Contract value of fails to deliver	$458,718	$123,470
Receivables from and deposits with clearing organizations and financial institutions(1)	48,630	172,257
Net pending trades	253	—

Total	$507,601	$295,727
Payables to brokers, dealers and clearing organizations:
Contract value of fails to receive	$462,747	$123,393
Payables to clearing organizations and financial institutions	496	3,052
Net pending trades	—	455

Total	$463,243	$126,900

(1)	Excluded from the December 31, 2014 balance is $91,293 of Receivables from and deposits with clearing organizations and financial institutions related to KGL and KBL. As discussed in Note 4, such amounts are included in Assets held for sale at December 31, 2014.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

5. RECEIVABLES FROM AND PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS (Continued)

Substantially all fail to deliver and fail to receive balances at December 31, 2014 have subsequently settled at the contracted amounts. All fail to deliver and fail to receive balances at December 31, 2012 have subsequently settled at the contracted amounts.

In addition to the balances above, the Company had Payables to clearing services customers of $0 and $177,523 at December 31, 2014 and 2013, respectively. Excluded from the balance at December 31, 2014 is $142,108 of Payables to clearing services customers associated with the KGL clearing business. As discussed in Note 4, such amounts are included in Liabilities held for sale at December 31, 2014. These amounts represent cash payable to the Company’s clearing customers, that is held at the Company’s third party general clearing members and are included within Cash and cash equivalents, Cash and securities segregated under federal and other regulations, or Receivables from brokers, dealers and clearing organizations as follows:

	December 31,
	2014(1)	2013
Cash and cash equivalents	$11,162	$—
Cash segregated under federal and other regulations	52,160	62,684
Receivables from brokers, dealers, and clearing organizations	78,786	114,839

Total	$142,108	$177,523

(1)	Amounts are included within KGL’s Assets held for sale on the Consolidated Statements of Financial Condition. See Note 4 for further information.

6. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Property, equipment and leasehold improvements consist of the following:

	December 31,
	2014	2013
Software, including software development costs	$145,074	$132,341
Leasehold improvements	37,314	40,870
Computer equipment	36,130	41,724
Communications equipment	21,780	21,905
Furniture and fixtures	11,507	12,346
Automobiles	329	406

Total	252,134	249,592
Accumulated depreciation and amortization	(196,237)	(188,196)

Property, equipment and leasehold improvements, net	$55,897	$61,396

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

6. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS (Continued)

Excluded from the December 31, 2014 balance is $2,122 of Property, equipment and leasehold improvements, net, related to KGL and KBL. As discussed in Note 4, such amounts are included in Assets held for sale at December 31, 2014.

Depreciation and amortization expense on property, equipment and leasehold improvements for the years ended December 31, 2014, 2013 and 2012 was $20,406, $19,370 and $20,207, respectively.

7. GOODWILL AND INTANGIBLE ASSETS

Goodwill —Changes in the carrying amount of the Company’s goodwill for the years ended December 31, 2014 and 2013 were as follows:

	December 31, 2013	Goodwill acquired		Impairment charges	Adjustments	Foreign currency translation	December 31, 2014
Goodwill
Americas Brokerage	$83,289	$—		$(83,289)	$—	$—	$—
EMEA Brokerage	14,637	—		(14,790)	—	153	—
Clearing and Backed Trading	23,259	—		(23,540)	—	281	—
All Other	134,735	—		—	(60)	(133)	134,542

	$255,920	$—		$(121,619)	$(60)	$301	$134,542

	December 31, 2012	Goodwill acquired		Impairment charges	Adjustments	Foreign currency translation	December 31, 2013
Goodwill
Americas Brokerage	$83,289	$—		$—	$—	$—	$83,289
EMEA Brokerage	14,397	—		—	—	240	14,637
Clearing and Backed Trading	41,600	—		(18,918)	—	577	23,259
All Other	128,691	4,091	(1)	—	1,820 (2)	133	134,735

	$267,977	$4,091		$(18,918)	$1,820	$950	$255,920

(1)	On November 14, 2013, the Company acquired 100% equity ownership interest in Contigo Limited, a provider of trading, portfolio risk management and logistics software for the energy industry. The purchase price of $8,753 exceeded the estimated fair value of the identifiable net assets acquired of $4,662, resulting in Goodwill of approximately $4,091 included within the Statement of Financial Condition.
(2)	During the fourth quarter of 2013, the Company recorded a $1,820 income tax benefit with a corresponding increase to Goodwill within the Company’s All other category. The adjustment was related to deferred tax liabilities associated with the amortization of an identifiable intangible asset acquired in conjunction with a prior acquisition. This identifiable intangible asset was fully amortized during the year ended December 31, 2013.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

7. GOODWILL AND INTANGIBLE ASSETS (Continued)

Goodwill is required to be tested for impairment at least annually and more frequently when indicators of impairment exist. All of the Company’s goodwill is allocated to its reporting units and the goodwill impairment tests are performed at the reporting unit level. The Company determined its reporting units to be Americas Brokerage; Europe, Middle East and Africa (“EMEA”) Brokerage; Asia Brokerage; Clearing and Backed Trading; Trayport; and Fenics.

ASC 350 gives companies the option to perform a qualitative assessment to determine whether it is more likely than not (a likelihood of greater than 50 percent) that the fair value of its reporting unit is less than its carrying amount. If it is determined, based on the qualitative assessment, that it is more likely than not that the fair value of its reporting unit is less than its carrying amount, or if the company decides to exercise its unconditional option to bypass the qualitative assessment, then the company would proceed to a two-step quantitative impairment test. In the first step, the fair value of each reporting unit is compared with its carrying value, including goodwill and allocated intangible assets. If the fair value is in excess of the carrying value, the goodwill for the reporting unit is considered not to be impaired. If the fair value is less than the carrying value, then a second step is performed in order to measure the amount of the impairment loss, if any, which is based on comparing the implied fair value of the reporting unit’s goodwill to the fair value of the net assets of the reporting unit.

Assets, including goodwill and intangible assets, and liabilities are allocated to the reporting units for determining the carrying amount of each respective reporting unit. The assets and liabilities are allocated to a reporting unit based on how the Company’s businesses are managed and how those assets and liabilities are deployed in managing the business. Intangible assets are allocated to a reporting unit based on either specifically identifying a particular intangible asset as pertaining to a reporting unit or, if shared among reporting units, based on an assessment of the reporting unit’s benefit from the intangible asset in order to generate results.

Based on the results of the annual impairment tests performed during 2013, an impairment charge of $18,918 was recognized at the Clearing and Backed Trading reporting unit during the fourth quarter of 2013, while the Americas Brokerage reporting unit’s fair value exceeded its carrying value by less than 10%.

During 2014, the Company periodically performed assessments in order to identify any events or changes in circumstances that would warrant interim impairment testing, including significant under-performance of the Company’s business relative to expected operating results, significant adverse economic and industry trends, significant decline in the Company’s market capitalization for an extended period of time relative to net book value, and events affecting a reporting unit such as the expectation of disposing all, or a portion of, a reporting unit . As discussed in Note 2, in July 2014 the Company had entered into a series of agreements with CME, including the CME Merger Agreement and the IDB Purchase Agreement, which were subsequently terminated on January 30, 2015. These agreements, along with the other aforementioned triggering events, indicated potential impairment of the Americas and EMEA brokerage and Clearing and Backed Trading reporting units. As a result, the Company conducted an impairment analysis on those reporting units during the second quarter of 2014. During this interim impairment testing it was determined that the carrying value as of June 30, 2014 of the Americas Brokerage, EMEA Brokerage and Clearing and Backed Trading reporting units exceeded the fair value indicated by the transaction price. Consequently, the Company performed a

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

7. GOODWILL AND INTANGIBLE ASSETS (Continued)

second step to measure the amount of impairment loss, if any, to each reporting unit’s goodwill. As a result, the Company determined that the fair value of each reporting unit’s goodwill was $0, resulting in impairment charges to write-off the $121,619 in goodwill detailed in the table above.

As of November 1, 2014, the Company performed a qualitative assessment on its Trayport and Fenics reporting units, the Company’s reporting units with remaining goodwill balances, and concluded that it is more likely than not that the fair value of each reporting unit is greater than its carrying amount.

Subsequent to November 1, 2014, no events or changes in circumstances occurred which would indicate any goodwill impairment through the filing date of this Form 10-K.

Intangible Assets —Intangible assets consisted of the following:

	December 31, 2014			December 31, 2013
	Gross amount	Accumulated amortization and foreign currency translation	Net carrying value	Gross amount	Accumulated amortization and foreign currency translation	Net carrying value
Amortized intangible assets:
Customer relationships	$62,334	$39,203	$23,131	$77,196	$42,151	$35,045
Trade names	7,904	6,750	1,154	8,951	6,674	2,277
Core technology	8,697	4,105	4,592	11,950	6,285	5,665
Non-compete agreements	3,756	3,429	327	3,865	3,478	387
Favorable lease agreements	620	620	—	620	580	40
Patents	3,131	1,719	1,412	3,131	1,221	1,910
Other	647	358	289	647	287	360

Total	$87,089	$56,184	$30,905	$106,360	$60,676	$45,684

Excluded from net carrying value as of December 31, 2014 is $3,715 of customer relationships, $576 of trade names and $11 of non-compete agreements with indefinite useful lives related to KGL that are held for sale. As discussed in Note 4 such amounts are included in Assets held for sale as of December 31, 2014.

During 2013, the Company recorded an increase in intangible assets subject to amortization of $7,350, primarily resulting from developed technology acquired in connection with the acquisition of Contigo Limited. The components of definite-lived intangible assets acquired during 2013 and their respective weighted-average amortizable period were: $5,550—Core technology (7 years), $1,470—Customer relationships (6 years), and $330—Non-compete agreements (5 years).

Additionally, during 2013, the Company recorded an impairment charge related to Customer relationships in the Americas brokerage segment. The amount of this impairment was $684 and was included within Impairment of goodwill and long-lived assets on the Consolidated Statements of Operations.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

7. GOODWILL AND INTANGIBLE ASSETS (Continued)

Intangible amortization expense for the years ended December 31, 2014, 2013 and 2012 was $9,709, $9,640 and $11,293, respectively.

At December 31, 2014, expected amortization expense for the definite lived intangible assets is as follows:

2015	$6,620
2016	6,067
2017	4,158
2018	3,337
2019	3,120
Thereafter	7,603

Total	$30,905

8. OTHER ASSETS AND OTHER LIABILITIES

Other assets consisted of the following:

	December 31,
	2014	2013
Deferred tax assets	$91,935	$45,694
Prepaid bonuses	16,523	23,499
Forgivable employee loans and advances to employees	15,072	24,109
Investments accounted for under the cost method and equity method	14,872	42,063
Deferred financing fees	5,038	6,786
Financial instruments owned	3,865	1,416
Software inventory, net	3,435	4,749
Other	21,981	29,528

Total Other assets	$172,721	$177,844

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

8. OTHER ASSETS AND OTHER LIABILITIES (Continued)

Other liabilities consisted of the following:

	December 31,
	2014	2013
Payroll related liabilities	$12,522	$15,896
Interest payable	12,457	12,426
Unrecognized tax benefits	8,396	8,676
Deferred revenues	7,993	9,199
Income taxes payable	5,384	4,512
Deferred tax liabilities	4,726	6,835
Financial instruments sold, not yet purchased	1,387	993
Future purchase commitment and contingent consideration liabilities	348	4,317
Other	17,057	20,217

Total Other liabilities	$70,270	$83,071

9. SHORT-TERM BORROWINGS AND LONG-TERM DEBT

The Company had outstanding debt obligations as of December 31, 2014 and 2013 as follows:

	December 31, 2014	December 31, 2013
8.375% Senior Notes due 2018	$240,000	$240,000
Loans pursuant to Credit Agreement	10,000	10,000

Total	$250,000	$250,000

The Company’s debt obligations are carried at historical amounts. The fair value of the Company’s Long-term debt, categorized within Level 2 of the fair value hierarchy, is measured primarily using pricing service data from external providers. The carrying amounts and estimated fair values of the Company’s Long-term debt obligations were as follows:

	December 31, 2014		December 31, 2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
8.375% Senior Notes	$240,000	$272,568	$240,000	$251,00

8.375% Senior Notes

In July 2011, the Company issued $250,000 in aggregate principal amount of 8.375% Senior Notes (the “8.375% Senior Notes”) due 2018 in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”). The notes were priced to investors at 100% of their principal amount, and mature in July 2018. Interest on these notes is payable, semi-annually in arrears on the 19 th of January and July. Transaction costs of approximately

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

9. SHORT-TERM BORROWINGS AND LONG-TERM DEBT (Continued)

$9,100 related to the 8.375% Senior Notes were deferred and are being amortized over the term of the notes. On December 21, 2011, the Company completed an exchange offer for the 8.375% Senior Notes whereby it exchanged $250,000 in aggregate principal amount of the 8.375% Senior Notes for 8.375% Senior Notes that are registered under the Securities Act.

In March 2013, the Company repurchased $10,000 principal amount of its 8.375% Senior Notes on the open market for an aggregate purchase price of $9,602, including accrued interest and sales commissions. The Company funded the repurchase of these notes with borrowings under its Credit Agreement.

On January 18, 2013, Moody’s Investor Services lowered its credit rating on the Company’s 8.375% Senior Notes two notches to B1, which increased the Company’s applicable per annum interest, effective January 19, 2013, by an additional 50 basis points. On April 19, 2013, Fitch Ratings, Inc. (“Fitch”) further lowered its credit rating on the Company’s 8.375% Senior Notes two notches to BB and revised its outlook from Stable to Negative. This credit rating downgrade by Fitch increased our applicable per annum interest by an additional 50 basis points, effective July 19, 2013. On June 26, 2013, Standard & Poor’s (“S&P”) further lowered its credit rating on the Company’s 8.375% Senior Notes one notch to B+ and revised its outlook from Negative to Stable. This credit rating downgrade by S&P increased the Company’s applicable per annum interest by an additional 25 basis points, effective July 19, 2013.

Pursuant to the terms of the 8.375% Senior Notes, the cumulative effect of downgrades to the Company’s credit rating by rating agencies subsequent to the issuance of our 8.375% Senior Notes resulted in 200 basis points penalty interest, which is the maximum increase permitted under the indenture. The additional 200 basis points of interest equates to $4,800 in additional interest expense per annum, based on the aggregate amount of outstanding principal as of December 31, 2014.

At December 31, 2014 and December 31, 2013, unamortized deferred financing fees related to the 8.375% Senior Notes of $4,420 and $5,669, respectively, were recorded within Other assets and the Company was in compliance with all applicable covenants.

Credit Agreement

In March 2013, the Company entered into an amendment to its second amended and restated credit agreement (as amended, the “Credit Agreement”) with Bank of America, N.A. and certain other lenders. The Credit Agreement provided for maximum revolving loans of up to $75,000 until December 2013, at which time $18,750 of the lender commitments were due to mature and the remaining $56,250 of lender commitments were due to mature in December 2015.

In December, 2013, the various lenders under the Credit Agreement executed an assignment and assumption agreement pursuant to which the extending lenders under the Credit Agreement assumed the lender commitments of the non-extending lender and the Company has consented to the assignment. As a result, the borrowing capacity will remain at $75,000 until the Credit Agreement matures in December 2015. The Credit Agreement provides for up to $50,000 for letters of credit.

The Credit Agreement contains certain financial and other covenants. In July 2014 we entered into an amendment to the Credit Agreement. The financial covenants contained in our Credit Agreement

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

9. SHORT-TERM BORROWINGS AND LONG-TERM DEBT (Continued)

require that we maintain minimum consolidated capital, as defined, of no less than $375,000 at any time. The $121,619 in goodwill impairment and $4,061 in long-lived asset impairment recorded in the three months ended June 30 and December 31, 2014, respectively, reduced our consolidated capital below $375,000. The amendment executed in July 2014 reduces the required minimum amount of consolidated capital by any goodwill or asset impairment charge in an aggregate amount not to exceed $160,000 contained in our financial statements in any of the fiscal quarters ending June 30, 2014, September 30, 2014 or December 31, 2014. The Company was in compliance with all applicable covenants at December 31, 2014 and 2013.

In February 2015, in connection with the transactions contemplated by the tender offer agreement, the Company entered into a third amendment to the Credit Agreement to permit the transactions contemplated by the tender offer agreement, including by amending the definition of “Change of Control” to permit BGC to acquire shares of the equity of the Company in excess of 35% without triggering a “Change of Control” under the Credit Agreement.

Revolving loans may be either base rate loans or Eurocurrency rate loans. Eurocurrency rate loans bear interest at the annualized rate of one-month LIBOR plus the application margin and base rate loans bear interest at a rate per annum equal to a prime rate plus the applicable margin. Letter of credit fees per annum are equal to the applicable margin times the outstanding amount drawn under such letter of credit. As long as no default has occurred under the Credit Agreement, the applicable margin for base rate and Eurocurrency rate loans and letters of credit is based on a matrix that varies with a ratio of outstanding debt to EBITDA, as defined in the Credit Agreement.

The interest rate of the outstanding loan under the Credit Agreement was 5.50% at December 31, 2014. At December 31, 2014 and December 31, 2013, unamortized deferred financing fees related to the Credit Agreement of $618 and $1,117, respectively, were recorded within Other assets.

10. INCOME TAXES

The components of the (benefit from) provision for income taxes are as follows:

	Year Ended December 31,
	2014	2013	2012
Current provision (benefit):
Federal	$—	$(30)	$—
Foreign	16,533	8,245	11,119
State and local	765	101	579

Total	17,298	8,316	11,698
Deferred (benefit) provision:
Federal	(44,931)	(7,564)	1,158
Foreign	(2,330)	(3,025)	(4,469)
State and local	—	—	—

Total	(47,261)	(10,589)	(3,311)

Total (benefit from) provision for income taxes	$(29,963)	$(2,273)	8,387

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

10. INCOME TAXES (Continued)

The Company had pre-tax income from foreign operations of $21,535, $6,224 and $31,571 for the years ended December 31, 2014, 2013 and 2012, respectively. Pre-tax loss from domestic operations was $158,351, $27,569 and $32,828 for the years ended December 31, 2014, 2013 and 2012, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. Significant components of the Company’s gross deferred tax assets and liabilities are set forth below:

	December 31,
	2014	2013
Deferred tax assets:
Net operating loss carryforwards	$75,343	$47,855
Share-based compensation	19,244	20,570
Tax amortizable goodwill	19,014	—
Capitalized R&D expenses	5,759	11,985
Prepaid expenses	4,118	3,535
Unrealized loss on investment	5,576	3,311
Foreign tax credits	2,020	2,020
Foreign deferred items	6,251	3,053
Accrued reserves	2,579	2,853
General business credit	2,429	2,338
Other, net	1,512	1,279

Gross deferred tax assets	143,845	98,799
Valuation allowance	(42,868)	(28,519)

Deferred tax assets, net of valuation allowance	100,977	70,280
Deferred tax liabilities:
Intangible amortization	(5,548)	(21,603)
Depreciation and amortization	(8,221)	(9,818)

Gross deferred tax liabilities	(13,769)	(31,421)

Net deferred tax assets	$87,208	$38,859

As a result of certain realization requirements of ASC 718, the table of deferred tax assets and liabilities shown above does not include certain deferred tax assets as of December 31, 2014 and 2013 that arose directly from tax deductions related to equity compensation in excess of compensation expense recognized for financial reporting purposes. Stockholders’ Equity will be increased by $811 when such deferred tax assets are ultimately realized. The Company uses tax law ordering when determining when excess tax benefits have been realized.

Cumulative undistributed earnings of foreign subsidiaries were approximately $265,652 at December 31, 2014. U.S. income and foreign withholding taxes have not been recognized on the excess of the amount for financial reporting over the tax basis of investments in foreign subsidiaries that are essentially permanent in duration. This amount becomes taxable upon a repatriation of assets from the

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

10. INCOME TAXES (Continued)

subsidiary or a sale or liquidation of the subsidiary. Upon distribution of such earnings in a taxable event, the Company would incur additional U.S. income taxes of $15,207 net of anticipated foreign tax credits. The Company has determined that the historic undistributed earnings prior to 2013 from our foreign subsidiaries, are indefinitely reinvested and, accordingly, no U.S. income taxes have been provided. However, management concluded that earnings from certain foreign subsidiaries commencing from January 1, 2013 will ultimately be repatriated and will provide U.S. tax on those amounts. The amount of deferred tax liability on such earnings during the year ended December 31, 2014, that are not permanently reinvested, is zero due to the excess foreign tax credits that will be generated as a result of repatriation.

The valuation allowance relates primarily to the inability to utilize net operating losses (“NOLs”) and foreign tax credits in various tax jurisdictions. The Company had the following net operating loss carryforwards as of December 31, 2014:

December 31, 2014
NOL Carryforwards
U.S. federal	$133,532
State and local	194,077
Foreign	60,188

The U.S. NOLs are subject to annual limitations on utilization and will begin to expire in 2017. The foreign NOLs are subject to annual limitations on utilization and will begin to expire in 2016. Further, the Company has $2,020 of foreign tax credit carryforwards at December 31, 2014 that will begin to expire in 2015. The Company continues to monitor the realizability of these losses and believes it is more likely than not that the tax benefits associated with these losses will be realized to the extent a valuation allowance has not been established. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized and, when necessary, a valuation allowance is established. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the following possible sources of taxable income when assessing the realization of deferred tax assets:

•	future reversals of existing taxable temporary differences;

•	future taxable income exclusive of reversing temporary differences and carryforwards;

•	taxable income in prior carryback years; and

•	tax planning strategies.

The assessment regarding whether a valuation allowance is required or should be adjusted also considers all available positive and negative evidence, including, but not limited to, the following:

•	the nature, frequency, and severity of any recent losses;

•	the duration of statutory carryforward periods;

•	historical experience with tax attributes expiring unused; and

•	the Company’s estimated near- and medium-term financial outlook.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

10. INCOME TAXES (Continued)

The Company has incurred a cumulative net loss, on a book basis, for the last three years. The majority of the Company’s deferred tax assets are in the U.S. and as a result, the Company is relying on certain prudent and feasible tax planning strategies, as defined in ASC 740, that would be implemented, if necessary, to prevent a deferred tax asset from expiring. The tax planning strategy that the Company will implement is a sale of certain intellectual property held in the U.S. to a related party or externally with a right to continue to use the intellectual property and the sale of certain non-core assets. The Company believes such sales, based on current valuations, would generate sufficient profits to utilize the U.S. deferred tax assets.

As discussed in Note 2, on February 26, 2015, BGC completed its tender offer to acquire shares of the Company’s common stock, resulting in ownership of approximately 56% of the outstanding shares. Based on available information as of the reporting date, the Company believes it has not experienced an ownership change through the year-ended December 31, 2014. See Note 25 for further information on the tax impact of the ownership change which occurred subsequent to year-end.

The corporate statutory U.S. federal tax rate was 35.0% for the three years presented. A reconciliation of the Company’s (benefit from) provision for income taxes and the statutory tax rate is as follows:

	December 31,
	2014	2013	2012
Federal income taxes at statutory rate	$(47,886)	$(7,471)	$(440)
U.S. state and local income taxes, net of federal tax benefit	(6,727)	(1,151)	(1,616)
U.S. valuation allowance(1)	10,951	4,116	4,344
Foreign operations(2)	6,186	2,871	(1,988)
U.S. non-deductible expenses	1,531	1,653	1,643
U.S. tax on foreign profits	4,074	(2,655)	9,752
Decreases in unrecognized tax benefits, net	(280)	(281)	(2,230)
Net adjustment related to the reconciliation of income tax provision (benefit) accruals to tax returns	1,922	645	(614)
Other, net	266	—	(464)

(Benefit from) provision for income taxes	$(29,963)	$(2,273)	$8,387

(1)	Valuation allowance provided for deferred taxes related to state and local taxes, capital loss and charitable contribution carryforwards.
(2)	This amount represents the impact related solely to foreign taxes such as (i) non-deductible expenses, including a $38,330 impairment of goodwill and (ii) valuation allowances.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

10. INCOME TAXES (Continued)

Income tax expense of approximately $811, $1,911 and $2,213 from the exercise of stock options and the vesting of RSUs was recorded directly to additional paid-in capital in 2014, 2013 and 2012, respectively.

Total unrecognized tax benefits as of December 31, 2014 were approximately $9,600, including interest of $1,204, all of which could affect the effective income tax rate in future periods. A reconciliation of the beginning and ending amount of unrecognized tax benefits, showing only items of movement, is as follows:

Liability for Unrecognized Tax Benefits
Unrecognized tax benefits balance at December 31, 2011	$11,187
Gross increases—current period tax positions	—
Lapse of statute of limitations	(2,230)

Unrecognized tax benefits balance at December 31, 2012	$8,957
Gross increases—current period tax positions	—
Lapse of statute of limitations	(281)

Unrecognized tax benefits balance at December 31, 2013	$8,676
Gross increases—current period tax positions	—
Lapse of statute of limitations	(280)

Unrecognized tax benefits balance at December 31, 2014	8,396

The Company is under continuous examination by the Internal Revenue Service (the “IRS”) and other tax authorities in certain countries, such as the U.K., and states in which the Company has significant business operations, such as New York. The Company is currently under examination by the IRS covering tax years 2004—2010. Also, the Company is currently at various levels of field examination with respect to audits with New York State and New York City for tax years 2009—2012. The resolutions of these audits are not expected to be material to the Company’s Consolidated Financial Statements. The Company has substantially concluded all U.S. federal, state and local income tax matters for years prior to 2004.

In the U.K., the Company is in discussion with tax authorities regarding whether certain compensation expenses were deductible by the Company in prior years. The Company believes that the resolution of this tax matter will not have a material effect on the Consolidated Statement of Financial Condition, although a resolution could have a material impact on the Company’s Consolidated Statement of Operations for a particular future period and on the Company’s effective income tax rate for any period in which such resolution occurs. The Company has established a liability for unrecognized tax benefits that the Company believes is adequate in relation to the potential for additional assessments. Once established, the Company adjusts unrecognized tax benefits only when more information is available or when an event occurs necessitating a change.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

10. INCOME TAXES (Continued)

The Company recognizes interest and penalties related to income tax matters in interest expense and other expense, respectively. As of December 31, 2014 and 2013, the Company had approximately $1,204 and $1,163, respectively, of accrued interest related to uncertain tax positions.

11. STOCKHOLDERS’ EQUITY

Shares of Common Stock
Authorized (at December 31, 2014)	400,000,000
Outstanding:
December 31, 2012	117,375,462
December 31, 2013	123,286,669
December 31, 2014	127,565,769
Par value per share	$0.01

Share Issuance

During 2014 and 2013, the Company issued 3,692,810 and 4,570,832 shares of common stock, respectively, in connection with the exercise of stock options and vesting of RSUs. The Company received total cash proceeds of $464 and $910 in 2014 and 2013, respectively, in connection with the exercise of stock options. In 2013, 1,339,158 contingently issuable shares were issued to the selling shareholders of Kyte in connection with the final determination of the Future Purchase Commitment and the waiver of certain conditions relating to one of Kyte’s investments in a third party.

Common Stock

Each holder of the Company’s common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to the rights of holders of the Company’s preferred stock, if any, the holders of shares of the Company’s common stock are entitled to receive dividends when, as and if declared by the Company’s Board of Directors.

On each of March 28 and May 30, 2014 the Company paid a cash dividend of $0.05 per share, which, based on the number of shares outstanding on the record date for such dividends, totaled $6,188 and $6,294, respectively. In the third quarter of 2014, in conjunction with the Company’s amendment of the CME Merger, the Board suspended the payment of quarterly dividends, and accordingly, the Company did not pay a cash dividend during the third or fourth quarter of 2014. On each of May 31, August 30, and November 29, 2013 the Company paid a cash dividend of $0.05 per share, which, based upon the number of shares outstanding on the record date for such dividends, totaled $5,999, $6,096 and $6,142, respectively. In December 2012, the Company’s Board of Directors declared a dividend for the fourth quarter of 2012 on an accelerated basis. The dividend was declared and paid in December 2012 and the Company, therefore, did not pay a cash dividend during the first quarter of 2013.

Preferred Stock

As of December 31, 2014 and 2013, the Company had one class of preferred stock with 5,000,000 shares authorized and none issued.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

11. STOCKHOLDERS’ EQUITY (Continued)

Treasury Stock

In August 2007, the Company’s Board of Directors authorized the Company to implement a stock repurchase program to repurchase a limited number of shares of the Company’s common stock. Under the repurchase plan, the Board of Directors authorized the Company to repurchase shares of the Company’s common stock on the open market in such amounts as determined by the Company’s management, provided, however, such amounts are not to exceed, during any calendar year, the number of shares issued upon the exercise of stock options plus the number of shares underlying grants of RSUs that are granted or which management reasonably anticipates will be granted in such calendar year. During the years ended December 31, 2014 and 2013, the Company did not repurchase any of its common stock.

During the years ended December 31, 2014 and 2013, the Company reissued 588,114 and 729 shares of its Treasury stock, respectively, in relation to the settlement of vested RSUs. The reissuance of these shares is accounted for as a reduction of Treasury stock on a first-in, first-out basis. The total amounts reduced from Treasury stock relating to the settlement of RSUs during the years ended December 31, 2014 and 2013 were $1,573 and $2, respectively.

12. LOSS PER SHARE

Basic loss per share for common stock is calculated by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is calculated by dividing net loss by the sum of: (i) the weighted average number of shares outstanding, (ii) outstanding stock options and RSUs (using the “treasury stock” method when the impact of such options and RSUs would be dilutive), and (iii) any contingently issuable shares when dilutive.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

12. LOSS PER SHARE (Continued)

Basic and diluted loss per share for the years ended December 31, 2014, 2013 and 2012 were as follows:

	December 31,
	2014	2013	2012
Basic loss per share
GFI’s net loss	$(108,043)	$(19,998)	$(9,953)

Weighted average common shares outstanding	124,754,651	119,052,908	116,014,202

Basic loss per share	$(0.87)	$(0.17)	$(0.09)

Diluted loss per share
GFI’s net loss	$(108,043)	$(19,998)	$(9,953)
Weighted average common shares outstanding	124,754,651	119,052,908	116,014,202
Effect of dilutive options, RSUs and other contingently issuable shares	—	—	—

Weighted average shares outstanding and common stock equivalents	124,754,651	119,052,908	116,014,202

Diluted loss per share	$(0.87)	$(0.17)	$(0.09)

As a result of the net loss for the years ended December 31, 2014, 2013 and 2012, the following stock options, RSUs and contingently issuable shares outstanding were excluded from the computation of diluted loss per share for each respective period, as their inclusion would be anti-dilutive:

	December 31,
	2014	2013	2012
Stock options	—	139,164	592,064
RSUs	14,282,789	18,483,001	19,353,242
Contingently issuable shares	1,171,879	1,171,879	3,682,916

13. DEFERRED COMPENSATION

The Company’s Amended and Restated GFI Group Inc. 2008 Equity Incentive Plan, which was approved by the Company’s stockholders on June 6, 2013 (as amended and restated, the “2008 Equity Incentive Plan”) permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, shares of restricted stock, restricted stock units and performance units to employees, non-employee directors or consultants. The Company issues shares from authorized but unissued shares and authorized and issued shares reacquired and held as treasury shares, which are reserved for issuance upon the vesting of RSUs granted pursuant to the 2008 Equity Incentive Plan. As of December 31, 2014, there were 8,535,923 shares of common stock available for future grants of awards under the 2008 Equity Incentive Plan. Following the acquisition by BGC, the Company filed post-effective amendments to its registration statements on Form S-8 de-registering any and all securities registered under the registration statements that remain unissued pursuant to its equity incentive and stock option plans and does not plan to issue any additional RSUs and previously issued RSUs that are unvested were converted into a right to receive cash.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

13. DEFERRED COMPENSATION (Continued)

As of December 31, 2014, the Company had no stock options outstanding under the GFI Group 2002 Stock Option Plan (the “GFI Group 2002 Plan”) or the GFInet Inc. 2000 Stock Option Plan (the GFInet 2000 Plan”). No additional grants will be made under either of these option plans.

The Company’s Deferred Cash Award Program, which was adopted on February 12, 2013, provides for the grant of deferred cash incentive compensation to eligible employees.

Restricted Stock Units

The fair value of RSUs is based on the closing price of the Company’s common stock on the date of grant and is recorded as compensation expense over the service period, net of estimated forfeitures. The following is a summary of RSU transactions under both the 2008 Equity Incentive Plan and the 2004 Equity Incentive Plan:

	RSUs	Weighted-Average Grant Date Fair Value
Outstanding December 31, 2011	17,957,726	4.84
Granted	8,354,723	3.55
Vested	(6,476,243)	4.87
Cancelled	(482,824)	4.84

Outstanding December 31, 2012	19,353,382	4.27
Granted	6,789,871	3.71
Vested	(6,688,784)	4.46
Cancelled	(971,468)	3.99

Outstanding December 31, 2013	18,483,001	4.01
Granted	3,205,621	3.59
Vested	(6,634,922)	4.04
Cancelled	(770,911)	3.65

Outstanding December 31, 2014	14,282,789	$4.02

The weighted average grant-date fair value of RSUs granted during 2014 was $3.59 per unit, compared with $3.71 per unit for the prior year. Total compensation expense and related income tax benefits recognized in relation to RSUs are as follows:

	For the Year Ended December 31,
	2014	2013	2012
Compensation expense	$23,855	$29,550	$32,385
Income tax benefits	$6,753	$8,799	$9,838

The Company has modified the vesting terms of RSU grants for certain employees in connection with the termination of their employment. As a result of these modifications, the Company recorded incremental compensation expense totaling $260, $716 and $255 during 2014, 2013, and 2012, respectively.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

13. DEFERRED COMPENSATION (Continued)

At December 31, 2014, total unrecognized compensation cost related to the RSUs prior to the consideration of expected forfeitures was approximately $34,045 and is expected to be recognized over a weighted-average period of 1.31 years. The total fair value of RSUs vested during the years ended December 31, 2014, 2013 and 2012 was $26,784, $29,860 and $31,514, respectively.

Pursuant to the successful completion of BGC’s tender offer for GFI shares (as discussed in Note 2), GFI employees holding RSUs will receive $6.10 per RSU in cash, based on their pre-existing vesting schedules.

Stock Options

The following is a summary of stock options outstanding under both the GFI Group 2002 Plan and the GFInet 2000 Plan:

	GFI Group 2002 Plan			GFInet 2000 Plan
	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (years)	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (years)
Outstanding December 31, 2011	585,748	3.28		16,844	2.97
Exercised	(10,528)	2.97		—	—

Outstanding December 31, 2012	575,220	3.29		16,844	2.97
Exercised	(422,796)	2.97		(16,844)	2.97
Cancelled	(10,104)	4.78		—	—
Expired	(3,156)	2.97		—	—

Outstanding December 31, 2013	139,164	4.16		—	—
Exercised	(22,948)	2.97		—	—
Expired	(116,216)	4.34		—	—

Outstanding December 31, 2014	—	$—	—		—	—

Exercisable at December 31, 2014	—	$—	—	—	—	—

As of December 31, 2014, 2013, and 2012, there was no unrecognized compensation cost related to stock options.

The total intrinsic value of options exercised for the years ended December 31, 2014, 2013 and 2012 was $20, $431 and $2, respectively.

Deferred Cash Compensation

The Company may pay certain bonuses in the form of deferred cash compensation awards, which generally vest over a future service period. Total compensation expense recognized in relation to deferred cash compensation awards is as follows:

	For the Year Ended December 31,
	2014	2013	2012
Compensation expense	$374	$23	$—

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

13. DEFERRED COMPENSATION (Continued)

At December 31, 2014, total unrecognized compensation cost related to deferred cash compensation prior to the consideration of expected forfeitures was approximately $4,086 and is expected to be recognized over a weighted-average period of 2.70 years.

14. COMMITMENTS AND CONTINGENCIES

Operating Leases —The Company has non-cancelable operating leases, principally for office space, that expire on various dates through 2027. At December 31, 2014, the future minimum rental commitments under such leases are as follows:

2015	$14,747
2016	12,915
2017	11,648
2018	11,876
2019	11,894
Thereafter	76,591

Total	$139,671

Many of the leases for office space contain escalation clauses that require payment of additional rent to the extent of increases in certain operating and other costs. In addition, certain of the Company’s leases grant a free rent period, which is amortized over the lease term. The accompanying Consolidated Statements of Operations reflect all rent expense on a straight-line basis over the term of the leases. Rent expense under the leases for the years ended December 31, 2014, 2013 and 2012 was $19,178, $18,230, and $13,465 , respectively, and is included within Rent and occupancy.

Purchase Obligations —The Company has various unconditional purchase obligations. These obligations are for the purchase of market data from a number of information service providers during the normal course of business. As of December 31, 2014, the Company had total purchase commitments for market data of approximately $21,945, with $18,182 due within the next twelve months and $3,763 due between one to three years. Additionally, the Company had $5,127 of other purchase commitments including $1,150 primarily related to network upgrades, and $3,977 for hosting and software license agreements. Of these other purchase commitments, approximately $3,083 is due within the next twelve months.

Contingencies —In the normal course of business, the Company and certain of its subsidiaries included in the Consolidated Financial Statements are, and have been in the past, involved in various lawsuits and legal proceedings and are, and have been in the past, involved in certain regulatory examinations. The Company’s unresolved legal proceedings and regulatory examinations are at varying stages of adjudication, arbitration or investigation and involve a variety of claims. In view of the inherent difficulty of predicting the outcome of such litigation and regulatory matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties, if any, relating to each matter may be.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

14. COMMITMENTS AND CONTINGENCIES (Continued)

The Company is subject to the possibility of losses from these various contingencies. Considerable judgment is necessary to estimate the probability and amount of any loss from such contingencies. In accordance with applicable accounting guidelines, an accrual is made when it is probable that a liability has been incurred or an asset has been impaired and the amount of loss can be reasonably estimated. Where a loss contingency is not both probable and estimable, the Company does not establish an accrued liability.

The Company is subject to regular examinations by various tax authorities in jurisdictions in which the Company has significant business operations. The Company regularly assesses the likelihood of additional tax assessments that may result from these examinations in each of the tax jurisdictions. A tax accrual has been established, which the Company believes to be adequate in relation to the potential for additional tax assessments. Once established, the accrual may be adjusted based on new information or events. The imposition of additional tax assessments, penalties or fines by a tax authority could have a material impact on the Company’s effective tax rate.

Additionally, the Company has recorded reserves for certain contingencies to which it may have exposure, such as contingencies related to the employer portion of National Insurance Contributions in the U.K.

Following the announcement of the CME Merger, nine putative class action complaints challenging the CME Merger were filed on behalf of purported stockholders of GFI (one of which also purported to be brought derivatively on behalf of GFI), two in the Supreme Court of the State of New York, County of New York, six in the Court of Chancery of the State of Delaware, and one in the United States District Court for the Southern District of New York. The complaints were captioned Coyne v. GFI Group Inc., et al. , Index No. 652704/2014 (N.Y. Sup. Ct., filed September 4, 2014), Suprina v. GFI Group, Inc., et al. , Index No. 652668/2014 (N.Y. Sup. Ct., filed August 29, 2014), Brown v. GFI Group Inc., et al. , Civil Action No. 10082-VCL (Del. Ch., filed September 3, 2014), Hughes v. CME Group, Inc., et al. , Civil Action No. 10103-VCL (Del. Ch., filed September 8, 2014), Al Ammary v. Gooch, et al. , Civil Action No. 10125-VCL (Del. Ch., filed September 11, 2014), Giardalas v. GFI Group, Inc. , Civil Action No. 10132-VCL (Del. Ch., filed September 15, 2014), City of Lakeland Employees’ Pension Plan v. Gooch, et al. , Civil Action No. 10136-VCL (Del. Ch., filed September 16, 2014), Michocki v. Gooch., et al. , Civil Action No. 10166-VCL (Del. Ch., filed September 25, 2014) and Szarek v. GFI Group Inc., et al. , Case No. 14-CV-8228 (S.D.N.Y., filed October 14, 2014). On September 26, 2014, the Court of Chancery granted voluntary dismissal of the Giardalas action. On October 6, 2014, a consolidation order was entered by Vice Chancellor Laster, consolidating the Delaware cases into the Consolidated Delaware Action. The consolidation order designated the complaint filed in City of Lakeland Employees’ Pension Plan v. Gooch, et al ., Civil Action No. 10136-VCL (Del. Ch.) as the operative complaint in the Consolidated Delaware Action.

The complaints named as Defendants various combinations of the Company, GFI Holdco Ltd. (“IDB Buyer”), the members of the Company’s board of directors, GFI managing director Nick Brown, CME, Commodore Acquisition Corp., Commodore Acquisition LLC, Cheetah Acquisition Corp., Cheetah Acquisition LLC, JPI and New JPI Inc. (“New JPI”). The complaints generally allege, among other things, that the members of the Company’s board of directors breached their fiduciary duties to the Company’s stockholders during merger negotiations by entering into the CME Merger Agreement and approving the CME Merger, and that the Company, CME, Commodore Acquisition Corp.,

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

14. COMMITMENTS AND CONTINGENCIES (Continued)

Commodore Acquisition LLC, IDB Buyer, Cheetah Acquisition Corp., Cheetah Acquisition LLC, JPI, and New JPI aided and abetted such breaches of fiduciary duties. The complaints further allege, among other things, (i) that the merger consideration provided for in the CME Merger Agreement undervalued the Company, (ii) that the sales process leading up to the CME Merger was flawed due to the members of the Company’s board of director’s and Jefferies’ conflicts of interest, and (iii) that certain provisions of the CME Merger Agreement inappropriately favored CME and precluded or impeded third parties from submitting potentially superior proposals.

In addition, the Hughes complaint asserts a derivative claim on behalf of the Company against the members of the Company’s board of directors for breaching their fiduciary duties of loyalty and care to the Company by negotiating and agreeing to the CME Merger and against Defendants Gooch and Heffron for usurping a corporate opportunity. The Michocki complaint alleges that the CME Merger is not a solitary transaction but a series of related transactions and further alleges that the IDB Transaction must be approved by an affirmative two-thirds vote of the Shares pursuant to the terms of the Charter.

The complaints seek, among other relief: (i) certification of the class, (ii) injunctive relief enjoining the CME Merger, (iii) a declaration that the members of the Company’s board of directors breached their fiduciary duties and that certain provisions of the CME Merger Agreement are unlawful, (iv) a directive to the members of the Company’s board of directors to execute their fiduciary duties to obtain a transaction in the best interest of the Company’s stockholders, (v) rescission of the CME Merger to the extent already implemented, (vi) granting of rescissory damages and an accounting of all of the damages suffered as a result of the alleged wrongdoing, (vii) and reimbursement of fees and costs. The Coyne and Suprina Plaintiffs also demand a jury trial.

Certain Defendants have moved to dismiss or, in the alternative, stay the Coyne and Suprina actions in favor of the Consolidated Delaware Action. A hearing was held on December 15, 2014 on (i) the Defendants’ motions to dismiss or stay the Coyne and Suprina actions; (ii) the Plaintiffs’ motion by order to show cause for consolidation and appointment of a leadership structure; and (iii) Plaintiff Suprina’s motion by order to show cause to compel and expedite discovery. In an order filed on January 30, 2015, the Court ordered the Suprina and Coyne cases consolidated as In re GFI Group Inc. Shareholder Litigation , Index No. 652668/2014. In another order filed that same day, the Court denied Plaintiff Suprina’s motion to compel and expedite discovery. The parties are awaiting a ruling on the Defendants’ motions to dismiss or stay the consolidated action.

On November 18, 2014, the Delaware court entered a Revised Order Setting Expedited Discovery Schedule in the Consolidated Delaware Action. On December 19, 2014, the court entered a Further Revised Scheduling Order scheduling a preliminary injunction hearing for January 16, 2015. On December 29, 2014, Plaintiffs in the Consolidated Delaware Action filed a Motion for a Preliminary Injunction, and a brief in support thereof, seeking to enjoin enforcement of Article V of the Support Agreement and preliminarily enjoin the stockholder vote on the CME Merger until (i) certain additional disclosures were made and (ii) the Company’s stockholders were provided the opportunity to vote on the CME Merger, the JPI Merger and the IDB Transaction. On January 8, 2015, the parties agreed to move the preliminary injunction hearing from January 16, 2015 to January 20, 2015. On January 15, 2015, the preliminary injunction hearing (scheduled for January 20) was taken off the court’s calendar.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

14. COMMITMENTS AND CONTINGENCIES (Continued)

On January 15, 2015, Plaintiffs in the Consolidated Delaware Action filed a Supplement to the Verified Class Action Complaint. On January 30, 2015, Plaintiffs filed a Second Supplement to the Verified Class Action Complaint. On February 4, 2015, Plaintiffs filed a Motion for Expedited Proceedings and a brief in support thereof. On February 6, 2015, the Court scheduled a merits hearing for February 17 and 18, 2015. On February 7, 2015, Plaintiffs filed a Third Supplement to the Verified Class Action Complaint, seeking certain additional injunctive and declaratory relief. On February 11, 2015, the Court, with the consent of the parties, moved the merits hearing (scheduled for February 17 and 18, 2015) to the first available dates on the Court’s schedule after March 4, 2015. On February 20, 2015, Plaintiffs informed the Court that an expedited merits hearing was no longer necessary.

In the New York Szarek action, the Court scheduled an initial pretrial conference for December 16, 2014, which the Court adjourned upon application of the parties until March 12, 2015 and adjourned again upon application of Plaintiff until May 21, 2015.

In addition to the foregoing litigation, on November 26, 2014, a putative class action complaint alleging violations of the federal securities laws, captioned Gross v. GFI Group, Inc., et al. , was filed in the United States District Court for the Southern District of New York. The complaint names the Company, Colin Heffron, Michael Gooch and Nick Brown as Defendants.. The complaint seeks, among other relief: (i) certification of the class, (ii) compensatory damages for Defendants purported wrongdoing and (iii) reimbursement of costs and expenses.

On February 20, 2015, the Court in Gross v. GFI Group, Inc. granted Plaintiff’s unopposed motion for appointment as lead plaintiff and approved his selection of co-lead counsel on behalf of the putative class. The Court also extended Defendants’ time to respond to the complaint from February 23, 2015 to March 25, 2015; granted Plaintiff leave to file an amended complaint by March 16, 2015; and rescheduled the initial pre-trial conference to March 27, 2015.

Defendants believe that the claims asserted against them are without merit and intend to defend the litigation vigorously.

Based on currently available information, the outcome of the Company’s outstanding legal proceedings are not expected to have a material adverse impact on the Company’s financial position. However, the outcome of any such matters may be material to the Company’s results of operations or cash flows in a given period. It is not presently possible to determine the Company’s ultimate exposure to these matters and there is no assurance that the resolution of the Company’s outstanding matters will not significantly exceed any reserves accrued by the Company.

For a limited number of legal matters for which, a loss (whether in excess of a related accrued liability or where there is no accrued liability) is not probable but is reasonably possible in future periods, the Company is sometimes able to estimate a range of possible loss. In determining whether it is able to estimate a range of possible loss, the Company reviews and evaluates its material litigation and regulatory and other matters on an ongoing basis. In cases in which the Company is able to estimate a range of possible loss, the aggregate total of such estimated possible losses is disclosed below. There may be other matters for which a loss is probable or reasonably possible but for which a range of possible loss may not be estimable. For those matters for which a range of possible loss is estimable, management currently estimates the aggregate range of possible loss as $0 to approximately $10.2 million in excess of the accrued liability (if any) related to those matters. The estimated range of

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

14. COMMITMENTS AND CONTINGENCIES (Continued)

possible loss is based upon currently available information and is subject to significant judgment and a variety of assumptions and uncertainties. The matters underlying the estimated range will vary from time to time, and actual results may vary significantly from the current estimate. Management is generally unable to estimate a range of reasonably possible loss for matters other than those included in the estimate above, including where (i) actual or potential plaintiffs have not claimed an amount of monetary damages (unless management can otherwise determine an amount), (ii) the matters are in early stages, (iii) there is uncertainty as to the outcome of pending appeals or motions, (iv) there are significant factual issues to be resolved, (v) there are novel legal issues presented, among other reasons. Those matters for which an estimate is not possible are excluded from the estimated range above, therefore, the estimated range above does not represent the Company’s maximum loss exposure.

Contingent consideration

The purchase price paid in connection with the acquisition of Contigo Limited included contingent consideration with an estimated net present value, at the time of the acquisition, of £2,458 (or approximately $3,942). Subsequent changes in the estimated fair value of the contingent consideration, which is to be settled in 2015, will be recorded in Other income, net in the Consolidated Statements of Operations and the estimated fair value of the contingent consideration as of December 31, 2014 is included within Other liabilities in the Consolidated Statements of Financial Condition. See Note 17 for further information.

Risks and Uncertainties —The Company primarily generates its revenues by executing and facilitating transactions for counterparties. Revenues for these services are transaction based. As a result, the Company’s revenues will likely vary based upon the trading volumes of the various securities, commodities, foreign exchange and other cash and derivative markets in which the Company provides its services.

Guarantees —The Company, through its subsidiaries, is a member of certain exchanges and clearing houses. Under the membership agreements, members are generally required to guarantee certain obligations. To mitigate the performance risks of its members, the exchanges and clearing houses may, from time to time, require members to post collateral, as well as meet certain minimum financial standards. The Company’s maximum potential liability under these arrangements cannot be quantified. However, management believes that the potential for the Company to be required to make payments under these arrangements is unlikely. Accordingly, no contingent liability is recorded in the Consolidated Statements of Financial Condition for these arrangements.

15. RETIREMENT PLANS

In the United States, the Company has established the GFI Group 401(k) plan, pursuant to the applicable provisions of the Internal Revenue Code. It is available to all eligible U.S. employees and is subject to the provisions of the Employee Retirement Income Security Act of 1974. Employees may voluntarily contribute a portion of their compensation, not to exceed the statutory limits. The Company did not make any contributions to the plan for the years ended December 31, 2014, 2013 or 2012.

In Europe, the Company has established six defined contribution plans pursuant to applicable local laws of their respective countries. Employees of certain European subsidiaries may voluntarily designate

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

15. RETIREMENT PLANS (Continued)

a portion of their monthly compensation to be contributed, which the Company matches up to a certain percentage. The Company has made aggregate contributions of $3,758, $2,432 and $1,859 in 2014, 2013 and 2012, respectively, for these defined contribution plans, recorded in Compensation and employee benefits.

16. MARKET AND CREDIT RISKS

Market Risk

The Company, through its subsidiaries, operates as a wholesale broker. The Company provides brokerage services to its customers through agency or principal transactions. Agency brokerage transactions facilitated by the Company are settled between the counterparties on a give-up basis. In matched principal transactions, the Company is interposed between buyers and sellers and the transactions are cleared through various clearing organizations. In the event of counterparty nonperformance, the Company may be required to purchase or sell financial instruments at unfavorable market prices, which may result in a loss to the Company. The Company does not anticipate nonperformance by counterparties. The Company may also enter into principal investing transactions in which the Company commits its capital within predefined limits, either to facilitate customer trading activities or to engage in principal trading for the Company’s own account. To the extent that the Company owns assets (i.e. has long positions) in fluctuating markets, a downturn in the value of those assets or in those markets could result in losses from a decline in the value of those long positions. Conversely, to the extent that the Company has sold assets that the Company does not own (i.e. has short positions) in any of those markets, an upturn in those markets could expose the Company to significant losses as the Company attempts to cover short positions in a rising market.

Unsettled transactions (i.e., securities failed-to-receive and securities failed-to-deliver) are attributable to matched principal transactions executed by subsidiaries and are recorded at contract value. Cash settlement is achieved upon receipt or delivery of the security. In the event of nonperformance, the Company may purchase or sell the security in the market and seek reimbursement for losses from the contracted counterparty.

In certain instances, the Company may provide credit for margin requirements to customers, secured by collateral in a customer’s account. In such cases, the Company is exposed to the market risk that the value of the collateral the Company holds could fall below the amount of a customer’s indebtedness. This risk can be amplified in any situation where the market for the underlying instrument is rapidly declining. Agreements with customers that have margin accounts permit the Company to liquidate their positions in the event that the amount of margin collateral becomes insufficient. Despite those agreements and the Company’s risk management policies with respect to margin, the Company may be unable to liquidate a customer’s positions for various reasons, or at a price sufficient to cover any deficiency in a customer’s account. If the Company were unable to liquidate a position at a price sufficient to cover any deficiency or if a customer was unable to post additional margin, the Company may suffer a loss.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

16. MARKET AND CREDIT RISKS (Continued)

Credit Risk

Credit risk arises from potential non-performance by counterparties of our matched principal business, as well as from nonpayment of commissions by customers of our agency brokerage business. The Company also has credit and counterparty risk in certain situations where it provides clearing and execution services. The Company provides agency clearing services through its relationships with general clearing member firms and/or exchanges. In these instances, the Company’s accounts at such institutions are used, in its name, to provide access to clearing services for its customers. Credit risk arises from the possibility that the Company may suffer losses due to the failure of its customers or other counterparties to satisfy their financial obligations to the Company or in a timely manner.

The Company has established policies and procedures to manage its exposure to credit risk. The Company maintains a thorough credit approval process to limit its exposure to counterparty risk and employs stringent monitoring to control the market and counterparty risk from its matched principal business. The Company’s brokers may only execute transactions for clients that have been approved by the Company’s credit committee following review by the Company’s credit department. The Company’s credit approval process includes verification of key financial information and operating data and anti-money laundering verification checks. The Company’s credit review process may include consideration of independent credit agency reports and a visit to the entity’s premises, if necessary. The Company has developed and utilizes a proprietary, electronic credit risk monitoring system.

Credit approval is granted by the Company’s credit committee, which is comprised of senior management and representatives from its compliance, finance and legal departments. Credit approval is granted subject to certain trading limits and may be subject to additional conditions, such as the receipt of collateral or other credit support. The Company’s credit risk department assists the credit committee in the review of any proposed counterparty by conducting diligence on such party and by continuing to review such counterparties for continued credit approval on at least an annual basis. These results are reviewed by the credit committee. Maintenance procedures include reviewing current audited financial statements and publicly available information on the client, collecting data from credit rating agencies where available and reviewing any changes in ownership, title or capital of the client. For the Company’s agency business, the approval process includes the requisite anti-money laundering and know-your-customer verifications.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

Certain of the Company’s financial assets and liabilities are carried at fair value, and are measured at fair value on a recurring basis. Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). Financial instruments owned and Financial instruments sold, not yet purchased are recorded at fair value, and included in Other assets and Other liabilities, respectively. Contingent consideration, if any, is also recorded at fair value, and included in Other liabilities. The Company’s investments that are accounted for under the cost and equity methods are investments in companies that are not publicly traded and for which no established market for their securities exists. The fair value of these investments is only estimated if there are identified events or changes in circumstances that may have a significant adverse effect on the carrying value of the investment.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The Company’s financial assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with ASC 820-10. In accordance with ASC 820-10, the Company has categorized its financial assets and liabilities, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy as set forth below.

Level 1 —Financial assets and liabilities whose values are based on unadjusted quoted prices for identifiable assets or liabilities in an active market that the company has the ability to access at the measurement date (examples include active exchange-traded equity securities, listed derivatives, and most U.S. Government and agency securities).

Level 2 —Financial assets and liabilities whose values are based on quoted prices in markets where trading occurs infrequently or whose values are based on quoted prices of instruments with similar attributes in active markets. Level 2 inputs include the following:

•	Quoted prices for identifiable or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds which trade infrequently); and

•	Inputs other than quoted prices that are observable for substantially the full term of the asset or liability (examples include interest rate and currency swaps).

Level 3 —Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

Valuation Techniques

A description of the valuation techniques applied to the Company’s major categories of assets and liabilities measured at fair value on a recurring basis are as follows:

U.S. Treasury Securities —U.S. Treasury securities are valued using quoted market prices. Valuation adjustments are not applied. Accordingly, U.S. Treasury securities are generally categorized in Level 1 of the fair value hierarchy.

Equity Securities —Equity securities include mostly exchange-traded securities and are valued based on quoted market prices. Accordingly, exchange-traded equity securities are generally categorized in Level 1 of the fair value hierarchy. Non-exchange traded equity securities are measured primarily using broker quotations, pricing service data from external providers and prices observed for recently executed market transactions. Non-exchange traded equity securities are generally categorized within Level 2 of the fair value hierarchy.

Corporate Bonds —Corporate bonds are measured primarily using broker quotations, pricing service data from external providers and prices observed for recently executed market transactions. Corporate bonds are generally categorized in Level 2 of the fair value hierarchy.

Foreign government bonds —Foreign government bonds are mostly valued using quoted market prices. Accordingly, foreign government bonds are generally categorized in Level 1 or Level 2 of the fair value hierarchy.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Derivative Contracts —Derivative contracts include instruments such as foreign exchange, commodity, fixed income and equity derivative contracts.

Listed Derivative Contracts —Listed derivatives that are actively traded are valued based on quoted prices from the exchange and are categorized in Level 1 of the fair value hierarchy.

OTC Derivative Contracts —Over-the-counter (“OTC”) derivative contracts include forwards, swaps, and options contracts related to foreign currencies. Depending on the product and the terms of the transaction, the fair value of OTC derivative products can be either observed or modeled using a series of techniques and model inputs from comparable benchmarks, including closed-form analytic formulas, such as the Black-Scholes option-pricing model, and simulation models or a combination thereof. Many pricing models do not entail material subjectivity because the methodologies employed do not necessitate significant judgment, and the pricing inputs are observed from actively quoted markets. In the case of more established derivative products, the pricing models used by the Company are widely accepted by the financial services industry. OTC derivative products valued by the Company using pricing models generally fall into this category and are categorized in Level 2 of the fair value hierarchy.

Equity warrants —Non-exchange traded equity warrants are classified within Level 3 of the fair value hierarchy and are measured using the Black-Scholes model with key inputs impacting the valuation including the underlying security price, implied volatility, dividend yield, interest rate curve, strike price and maturity date.

Future Purchase Commitment —In connection with the acquisition of 70% of the equity ownership interests in Kyte, the Company agreed to purchase the residual 30% equity interest in Kyte. The purchase price for the residual 30% equity interest was determined to be zero in the third quarter of 2013. Beginning with the initial acquisition date and continuing up until the final settlement of the Future Purchase Commitment during the third quarter of 2013, an estimate of the payment for the residual 30% interest was determined pursuant to a formula based on Kyte’s forecasted and actual earnings and losses. The inputs used in estimating the fair value of this Future Purchase Commitment were both unobservable and significant to the overall fair value measurement of this liability. Therefore, the liability was categorized in Level 3 of the fair value hierarchy.

Contingent Consideration —The category consists primarily of contingent consideration related to one of the Company’s acquisitions.

On November 14, 2013, the Company completed the acquisition of Contigo Limited, a provider of trading, portfolio risk management and logistics software for the energy industry. This contingent liability, which will be settled in a combination of cash and up to 50% of the Company’s common stock at the Company’s discretion, will be remeasured at fair value and is principally based on the acquired business’ future financial performance, including revenues and operating margins, from May 1, 2014 through April 30, 2015. The payment of the contingent consideration would not significantly impact the Company’s financial position, results of operations or cash flows.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The inputs used in estimating the fair value of these contingent considerations are both unobservable and significant to the overall fair value measurement of this liability, therefore the liability is categorized in Level 3 of the fair value hierarchy.

In the years ended December 31, 2014 and 2013, the Company did not have any material transfers amongst Level 1, Level 2, and Level 3.

Financial Assets and Liabilities measured at fair value on a recurring basis as of December 31, 2014 are as follows:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2014
Assets
Other assets: Financial instruments owned:
Equity securities	$—	$232	$—	$232
Derivative contracts:
Foreign exchange derivative contracts	$592	$2,181	$—	$2,773
Commodities derivative contracts	1,198	—	—	1,198
Netting (1)	(338)	—	—	(338)

Total derivative contracts	$1,452	$2,181	$—	$3,633

Total financial instruments owned	$1,452	$2,413	$—	$3,865

Total	$1,452	$2,413	$—	$3,865

Liabilities
Other liabilities: Financial instruments sold, not yet purchased:
Derivative contracts:
Foreign exchange derivative contracts	$—	$1,387	$—	$1,387
Commodities derivative contracts	338	—	—	338
Netting (1)	(338)	—	—	(338)

Total derivative contracts	$—	$1,387	$—	$1,387

Total financial instruments sold, not yet purchased	$—	$1,387	$—	$1,387
Other liabilities: Contingent consideration	$—	$—	$348	$348

Total	$—	$1,387	$348	$1,735

(1)	Represents the impact of netting on a net-by-counterparty basis.

Excluded from the table above is variation margin on long and short derivatives contracts related to exchange traded futures in the amount of $256 included within Payables to brokers, dealers and clearing organizations.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Financial Assets and Liabilities measured at fair value on a recurring basis as of December 31, 2013 are as follows:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2013
Assets
Other assets: Financial instruments owned:
Equity securities	$546	$177	$—	$723
Derivative contracts:
Foreign exchange derivative contracts	$—	$679	$—	$679
Equity derivative contracts	—	—	14	14
Netting (1)	—	—	—	—

Total derivative contracts	$—	$679	$14	$693

Total financial instruments owned	$546	$856	$14	$1,416

Other assets: Other:
Equity security, available-for-sale	$5,465	$—	$—	$5,465

Total	$6,011	$856	$14	$6,881

Liabilities
Other liabilities: Financial instruments sold, not yet purchased:
Derivative contracts:
Foreign exchange derivative contracts	$—	$993	$—	$993
Netting (1)	—	—	—	—

Total derivative contracts	$—	$993	$—	$993

Total financial instruments sold, not yet purchased	$—	$993	$—	$993
Other liabilities: Contingent consideration	$—	$—	$4,317	$4,317

Total	$—	$993	$4,317	$5,310

(1)	Represents the impact of netting on a net-by-counterparty basis.

Excluded from the table above is variation margin on net long derivative contracts related to exchange traded futures in the amount of $388 included within Receivables from brokers, dealers and clearing organizations. Also excluded from the table above is variation margin on net short derivative contracts related to exchange traded futures in the amount of $596 included within Payables to brokers, dealers and clearing organizations..

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Changes in Level 3 Financial Assets and Liabilities measured at fair value on a recurring basis for the year ended December 31, 2014 are as follows:

	Opening Balance	Total realized and unrealized gains (losses) included in Net loss(1)	Unrealized gains (losses) included in Other comprehensive loss (income)	Purchases	Issues	Sales	Settlements	Closing Balance at December 31, 2014	Unrealized losses for Level 3 Assets / Liabilities Outstanding at December 31, 2014
Assets
Other assets:
Financial instruments owned:
Equity derivative contracts	$14	$(14)	$—	$—	$—	$—	$—	$—	$—

Liabilities
Other liabilities:
Contingent consideration:	$4,317	$3,731	$41	$—	$—	$—	$197	$348	$3,764

(1)	Realized and unrealized gains (losses) are reported in Other income, net in the Consolidated Statements of Operations.

Changes in Level 3 Financial Assets and Liabilities measured at fair value on a recurring basis for the year ended December 31, 2013 are as follows:

	Opening Balance	Total realized and unrealized gains (losses) included in Net loss(1)	Unrealized gains (losses) included in Other comprehensive loss (income)	Purchases	Issues	Sales	Settlements	Closing Balance at December 31, 2013	Unrealized losses for Level 3 Assets / Liabilities Outstanding at December 31, 2013
Assets
Other assets:
Financial instruments owned:
Equity derivative contracts	$28	$(14)	$—	$—	$—	$—	$—	$14	$(14)

Liabilities
Other liabilities:
Future purchase commitment:	$3,209	$2,203	$208	$—	$—	$—	$(798)	$—	$—
Other liabilities:
Contingent consideration:	$518	$(287)	$(128)	$—	$3,942	$—	$(558)	$4,317	$(287)

(1)	Realized and unrealized gains (losses) are reported in Other income, net in the Consolidated Statements of Operations.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Quantitative Information about Level 3 Fair Value Measurements

The following tables present quantitative information about the significant unobservable inputs utilized by the Company in the fair value measurement of Level 3 Assets and Liabilities measured at fair value on a recurring basis.

	Fair Value as of December 31, 2014	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)(a)
Liabilities
Contingent consideration	$348	Present value of expected payments	Discount rate Forecasted financial information	17%	(b)

	Fair Value as of December 31, 2013	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)(a)
Assets
Equity derivative contracts	$14	Black-Scholes Merton Model	Expected volatility	30%

Liabilities
Contingent consideration	$4,317	Present value of expected payments	Discount rate Forecasted financial information	17%	(b)

(a)	As of December 31, 2014 and December 31, 2013, each asset and liability type consists of one instrument.
(b)	The Company’s estimate of Contingent Consideration as of December 31, 2014 and 2013 was based on the acquired business’ projected future financial performance, including revenues and operating margins, from May 1, 2014 through April 30, 2015.

Valuation Processes — Level 3 Measurements —Depending on the instrument, the Company utilizes a valuation technique, including discounted cash flow methods, option pricing methods and present value methods, as indicated above. Valuations are generally conducted by the Company, with consultation of a third-party valuation expert to develop the valuation model when the asset or liability is initially recorded. Each reporting period, the Company updates unobservable inputs utilizing relevant published information, where applicable. The Company has a formal process to review changes in fair value for satisfactory explanation.

Sensitivity Analysis — Level 3 Measurements

Equity derivative contracts —The significant unobservable inputs used in the fair value of the Company’s equity derivative contracts are the expected volatility and an estimated share price. Significant increases (decreases) in expected volatility or estimated share price would result in a higher (lower) fair value measurement.

Contingent consideration —The significant unobservable inputs used in the fair value in the Company’s contingent consideration are the discount rate and forecasted financial information. Significant increases (decreases) in the discount rate would have resulted in a lower (higher) fair value measurement. Significant increases (decreases) in the forecasted financial information would have resulted in a higher (lower) fair value measurement.

For all significant unobservable inputs used in the fair value measurement of all Level 3 assets and liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in the other.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

18. DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses foreign exchange derivative contracts, including forward contracts and foreign currency swaps, to reduce the effects of fluctuations in certain assets and liabilities denominated in foreign currencies. The Company also hedges a portion of its foreign currency exposures on anticipated foreign currency denominated revenues and expenses by entering into forward foreign exchange contracts. As of December 31, 2014 and December 31, 2013, none of these contracts were designated as foreign currency cash flow hedges under ASC 815-10, Derivatives and Hedging (“ASC 815-10”).

The Company provides brokerage services to its customers for exchange-traded and OTC derivative products, which include futures, forwards and options contracts. The Company may enter into principal transactions for exchange-traded and OTC derivative products to facilitate customer trading activities or to engage in principal trading for the Company’s own account.

The Company monitors market risk exposure from its matched principal business and principal trading business by regularly monitoring both (i) its concentration of market risk to financial instruments, countries or counterparties and (ii) trades that have not settled within prescribed settlement periods or volume thresholds. Additionally, market risks are monitored and mitigated by the use of the Company’s proprietary, electronic risk monitoring system, which provides daily credit reports in each of the Company’s geographic regions that analyze credit concentration and facilitates the regular monitoring of transactions against key risk indicators.

For certain derivative contracts, the Company has entered into agreements with counterparties that allow for the netting of positions. The Company reports these derivative contracts on a net-by-counterparty basis when management believes that a legal and enforceable right of offset exists under these agreements.

Fair values of derivative contracts on a gross and net basis as of December 31, 2014 and December 31, 2013 are as follows:

	December 31, 2014		December 31, 2013
Derivatives not designated as hedging instruments under ASC 815-10(1)	Derivative Assets(2)	Derivative Liabilities(3)	Derivative Assets(2)	Derivative Liabilities(3)
Foreign exchange derivative contracts	$2,773	$1,387	$679	993
Commodity derivative contracts	1,198	338	—	—
Equity derivative contracts	—	—	14	—

Total fair value of derivative contracts	$3,971	$1,725	$693	$993
Counterparty netting	(338)	(338)	—	—

Total fair value	$3,633	$1,387	$693	$993

(1)	Excluded from the above table is variation margin on open long and short futures contracts which is included in Receivables from brokers, dealers and clearing organizations and Payables to brokers, dealers and clearing organizations, on the Consolidated Statements of Financial Condition. See Note 17 for further details about variation margin balances on open long and short futures contracts as of December 31, 2014 and December 31, 2013. Gross notional amounts on these futures contracts are included in the table below which details outstanding long and short notional amounts of derivative financial instruments.
(2)	Reflects options and forwards contracts within Other assets.
(3)	Reflects options and forwards contracts within Other liabilities.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

18. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

As of December 31, 2014 and December 31, 2013, the Company had outstanding forward foreign exchange hedge contracts with a combined notional value of $69,692 and $86,170, respectively. Approximately $20,568 and $27,659 of these forward foreign exchange contracts represents a hedge of Euro, British pound and Swiss franc-denominated balance sheet positions at December 31, 2014 and December 31, 2013, respectively. The remaining outstanding forward foreign exchange contracts are hedges of anticipated future cash flows.

In addition to the Company’s outstanding forward foreign exchange hedge contracts, the following table includes the outstanding long and short notional amounts on a gross basis of derivative financial instruments as of December 31, 2014 and December 31, 2013:

	December 31, 2014(1)		December 31, 2013(2)
	Long	Short	Long	Short
Foreign exchange derivative contracts	$3,185	415,756	$—	$—
Commodity derivative contracts	675,686	692,855	349,004	342,573
Fixed income derivative contracts	7,124,375	7,911,965	9,415,546	10,047,771
Equity derivative contracts	2,758	2,871	5,731	220

Total derivative notional amounts	$7,806,004	$9,023,447	$9,770,281	$10,390,564

(1)	Notional amounts include gross notionals on open long and short futures contracts of $7,804,981 and $9,023,087, respectively, as of December 31, 2014.
(2)	Notional amounts include gross notionals on open long and short futures contracts of $9,652,419 and $10,248,687, respectively, as of December 31, 2013.

The following is a summary of the effect of derivative contracts on the Consolidated Statements of Operations for the year ended December 31, 2014 and 2013:

Derivatives not designated as hedging instruments under ASC 815-10	Location of Gain (Loss) Recognized on Derivatives in Net loss		Amount of Gain (Loss) on Derivatives Recognized in Net loss

			For the Year Ended December 31,

			2014	2013
Foreign exchange derivative contracts		(1)	$4,320	$(2,417)
Commodity derivative contracts	Principal transactions		9,702	8,253
Fixed income derivative contracts	Principal transactions		8,009	11,776
Equity derivative contracts		(2)	224	(102)

(1)	For the year ended December 31, 2014, approximately $4,266 of gains on foreign exchange derivative contracts were included within Other income, net and approximately $54 of gains on foreign currency options were included within Principal transactions. For the year ended December 31, 2013, approximately $2,130 of losses on foreign exchange derivative contracts were included within Other income, net and approximately $287 of losses on foreign currency options were included within Principal transactions.
(2)	For the year ended December 31, 2014, approximately $14 of losses on equity derivative contracts were included within Other income, net and approximately $238 of gains on equity derivative contracts were included within Principal transactions. For the year ended December 31, 2013, approximately $14 of losses on equity derivative contracts were included within Other income, net and approximately $88 of losses on equity derivative contracts were included within Principal transactions.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

18. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

The following is a summary of derivative contracts, by counterparty, including the gross amounts offset in the Consolidated Statements of Financial Position as of December 31, 2014:

Counterparties(1)	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Consolidated Statements of Financial Position	Net Amounts of Assets Offset in the Consolidated Statements of Financial Position(2)	Gross Amounts Not Offset in the Consolidated Statements of Financial Condition
				Cash Collateral
				Derivatives(3)	Received/ (Pledged)	Net Amount
Derivative Assets:
Counterparty A	$1,630	$—	$1,630	$—	$—	$1,630
Counterparty B	1,789	(338)	1,451	—	—	1,451
Counterparty C	552	—	552	—	—	552

Total	$3,971	$(338)	$3,633	$—	$—	$3,633

Derivative Liabilities:
Counterparty A	$394	$—	$394	$—	$—	$394
Counterparty B	338	(338)	—	—	—	—
Counterparty C	993	—	993	—	—	993

Total	$1,725	$(338)	$1,387	$—	$—	$1,387

(1)	Excluded from the above table is variation margin on open long and short futures contracts which is included in Receivables from brokers, dealers and clearing organizations and Payables to brokers, dealers and clearing organizations, on the Consolidated Statements of Financial Condition. See Note 17 for further details about variation margin balances on open long and short futures contracts as of December 31, 2014.
(2)	Derivative assets and derivative liabilities are reflected within Other assets and Other Liabilities, respectively.
(3)	As of December 31, 2014, the Company does not have any derivative positions under a master netting agreement that are not netted.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

18. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

The following is a summary of derivative contracts, by counterparty, including the gross amounts offset in the Consolidated Statements of Financial Position as of December 31, 2013:

			Net Amounts of	Gross Amounts Not Offset in the
		Gross Amounts	Assets Offset in the	Consolidated Statements of Financial
	Gross	Offset in the	Consolidated	Condition
	Amounts of	Consolidated	Statements of		Cash Collateral
	Recognized	Statements of	Financial		Received/	Net
Counterparties(1)	Assets	Financial Position	Position(2)	Derivatives(3)	(Pledged)	Amount
Derivative Assets:
Counterparty A	$268	$—	$268	$—	$—	$268
Counterparty C	411	—	411	—	—	411
Counterparty D	14	—	14	—	—	14

Total	$693	$—	$693	$—	$—	$693

Derivative Liabilities:
Counterparty A	$834	$—	$834	$—	$—	$834
Counterparty C	159	—	159	—	—	159

Total	$993	$—	$993	$—	$—	$993

(1)	Excluded from the above table is variation margin on open long and short futures contracts which is included in Receivables from brokers, dealers and clearing organizations and Payables to brokers, dealers and clearing organizations, on the Consolidated Statements of Financial Condition. See Note 17 for further details about variation margin balances on open long and short futures contracts as of December 31, 2013.
(2)	Derivative assets and derivative liabilities are reflected within Other assets and Other Liabilities, respectively.
(3)	As of December 31, 2013, the Company does not have any derivative positions under a master netting agreement that are not netted.

19. VARIABLE INTEREST ENTITIES

Non-consolidated VIEs

The Company holds interests in certain VIEs that it does not consolidate. The Company has determined that it is not the primary beneficiary, mostly due to a lack of significant economic interest, voting power and/or power to direct the activities that would most significantly impact the economic performance of the VIE.

As of December 31, 2014 and December 31, 2013, the Company had certain variable interests in non-consolidated VIEs in the form of direct equity interests, a convertible note and a non-recourse loan. The carrying amount of these VIEs was $3,144 as of December 31, 2014 and $3,954 as of December 31, 2013, and was recorded within Other assets. These VIEs include a technology provider with a proprietary financial application, trading entities in which the Company has provided initial

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

19. VARIABLE INTEREST ENTITIES (Continued)

capital to fund trading activities, investment fund managers and a commodity pool operator. The Company also provides clearing and other administrative services to certain of these non-consolidated VIEs. The maximum exposure to loss on these VIEs was $3,144 and $4,592 as of December 31, 2014, and December 31, 2013, respectively.

As of December 31, 2014 and December 31, 2013, the Company had certain variable interests in non-consolidated VIEs in the form of trading margin accounts in which the Company had an economic interest in profits and losses and has provided initial capital to fund trading activities. The Company also provided clearing and other administrative services to these non-consolidated VIEs. The carrying amount of these VIEs was $72 as of December 31, 2014 and $1,653 as of December 31, 2013, and was recorded within Receivables from brokers, dealers and clearing organizations. The maximum exposure to loss of these VIEs was $72 and $1,653 as of December 31, 2014, and December 31, 2013, respectively.

The Company has not recorded any liabilities with respect to non-consolidated VIEs.

Consolidated VIEs

In December 2010, Kyte invested in a limited company that is focused on developing a proprietary trading business. The limited company is a VIE and it was determined that the Company is the primary beneficiary of this VIE because the Company, through Kyte, was the provider of the majority of this VIE’s start-up capital and has the power to direct the activities of this VIE that most significantly impact its economic performance, primarily through its voting percentage and consent rights on the activities that would most significantly influence the entity. The consolidated VIE had total assets of $9,956 at December 31, 2014 and $8,953 as of December 31, 2013, which primarily consisted of clearing margin. There were no material restrictions on the consolidated VIE’s assets. The consolidated VIE had total liabilities of $2,761 and $2,652 as of December 31, 2014, and December 31, 2013, respectively.

20. EQUITY METHOD AND SIMILAR INVESTMENTS

The Company has investments accounted for under the equity method (see Note 3) with an aggregate carrying value of $13,184 and $36,976, at December 31, 2014 and 2013, respectively, and which are included in Other assets. Included within Equity in net earnings of unconsolidated businesses was $1,001, $1,376 and $575 in 2014, 2013 and 2012, respectively, related to these investments. The Company also provides clearing and other administrative services to certain of these equity method investments.

As of December 31, 2014, the Company had 7 investments accounted for under the equity method, which individually, or in the aggregate, are not material to the consolidated financial statements of the Company.

Investments accounted for under the equity method included the following:

•	Investments in a number of unconsolidated U.K. trading operations acquired in the July 1, 2010 acquisition of Kyte and investments made by Kyte subsequent to the Company’s acquisition; and

•	Investments in a number of U.S. based brokerage, trading and investment firms.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

20. EQUITY METHOD AND SIMILAR INVESTMENTS (Continued)

The Company also has certain investments in brokerage businesses in which the Company has a contractual right to receive a percentage of revenues, less certain direct expenses. These investments are held by the Company’s KBL subsidiary, whose assets and liabilities were classified as held for sale as of December 31, 2014. The Company accounts for these investments in a manner similar to the equity method of accounting. Included within Equity in net earnings of unconsolidated businesses was $6,610, $6,790 and $7,994 in 2014, 2013 and 2012, respectively, related to these entities.

For material investments in which the Company has a contractual right to receive a percentage of revenues, less certain direct expenses, the Total revenues, Direct expenses and Net revenues, on an aggregate basis, for the year ended December 31, 2014 and 2013 was as follows:

	For the year ended
	December 31,
	2014	2013
Total revenues	$85,341	$75,597
Direct expenses	2,980	2,594

Net revenues	$82,361	$73,003

The Company’s contractual share of these affiliates’ operating results, on an aggregate basis, for the years ended December 31, 2014 and 2013 was $6,085 and $5,893, respectively. The aforementioned investees report on a different fiscal year end than the Company. Therefore, the Company has made certain estimates with the summarized financial information provided by management of these investments to align the fiscal year-ends. The summarized financial information was prepared in accordance with U.K. GAAP. The Company has determined the amounts disclosed in the above table are not materially different than if these amounts were prepared in accordance with U.S. GAAP.

The Company reviews investments accounted for under the equity method for decline in value that may be other than temporary. During the years ended December 31, 2014, and 2013, the Company did not record any write-downs related to equity method investments.

21. REGULATORY REQUIREMENTS

Many of the Company’s material operating subsidiaries are subject to regulatory restrictions and minimum capital requirements, which may restrict the Company’s ability to withdraw capital from its subsidiaries.

Certain domestic subsidiaries of the Company are registered as a broker-dealer, swap execution facility (“SEF”) or introducing broker and therefore are subject to the applicable rules and regulations of the Securities Exchange Commission (“SEC”) and the Commodity Futures Trading Commission (“CFTC”). Certain foreign subsidiaries are also registered as introducing brokers with the CFTC. These rules contain uniform minimum net capital requirements, as defined, and also require a significant part of the registrants’ assets be kept in relatively liquid form. As of December 31, 2014, each of the Company’s subsidiaries that are subject to these regulations had net capital in excess of their minimum capital requirements.

Certain of the Company’s European subsidiaries are regulated by the Financial Conduct Authority (“FCA”) and must maintain financial resources (as defined by the FCA) in excess of FCA’s total financial resources requirement. As of December 31, 2014, each of these European subsidiaries had financial resources in excess of their requirements.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

21. REGULATORY REQUIREMENTS (Continued)

Certain other subsidiaries of the Company are subject to similar regulatory and other requirements in the jurisdictions in which they operate and as of December 31, 2014 each of these subsidiaries was in compliance with its regulatory capital requirements.

The regulatory requirements referred to above may restrict the Company’s ability to withdraw capital from its regulated subsidiaries. As of December 31, 2014, the Company had the following aggregate regulatory capital, in individually regulated entities, in each of its operating regions:

	Americas	EMEA	Asia
Regulatory capital	$34,853	$135,008	$35,049
Minimum regulatory capital required	7,257	109,252	8,755

Excess regulatory capital	$27,596	$25,756	$26,294

The regulatory requirements set forth in the table above include aggregated amounts held in individually regulated entities in each of the Company’s operating regions, calculated by entity, to comply with the requirements of various regulators for capital requirements in each of those entities. In situations where the Company is subject to the requirements of multiple regulators, the Company has included the more onerous capital requirement in the table above.

22. SEGMENT AND GEOGRAPHIC INFORMATION

In accordance with ASC 280-10, Segment Reporting (“ASC 280-10”) and based on the nature of the Company’s operations, products and services in each geographic region, the Company determined that it has four reportable segments: (i) Americas Brokerage, (ii) EMEA Brokerage, (iii) Asia Brokerage and (iv) Clearing and Backed Trading. The Company’s brokerage operations provide brokerage services in four broad product categories: fixed income, financial, equity and commodity. The Clearing and Backed Trading segment encompasses the Company’s clearing, risk management, settlement and other back-office services, as well as the capital we provide to start-up trading groups, small hedge funds, market-makers and individual traders. Information about other business activities is disclosed in an “All Other” category. All Other includes the results of the Company’s software, analytics and market data operations. All Other also includes revenues and expenses that are not directly assignable to one of the Company’s reportable segments, primarily consisting of indirect costs related to the Company’s brokerage segments as well as all of the Company’s corporate business activities.

The accounting policies of the segments are the same as those described above in Note 3—Summary of Significant Accounting Policies. The Company evaluates performance of the operating segments based on income (loss) before income taxes, which it defines as revenues less direct expenses.

Revenues within each brokerage segment include revenues that are directly related to providing brokerage services along with interest and other income (loss) directly attributable to the operating segment. Revenues within the Clearing and Backed Trading segment primarily include revenues that are directly related to providing clearing services along with the Company’s share of profit (loss) on trading activity from capital investments. The Company’s Clearing and Backed Trading segment incurs

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

22. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

exchange fees on behalf of its clients, which are reflected within Interest and transaction-based expenses. The reimbursement of these fees from the Company’s clients is reflected within Total Revenues. Therefore, the Company evaluates the top-line performance of its Clearing and Backed Trading segment using Revenues, net of interest and transaction-based expenses.

Direct expenses of the operating segments are those expenses that are directly related to providing the brokerage or clearing services and trading activities of the operating segments and include compensation expense related to the segment management and staff, communication and market data, travel and promotion, and certain professional fees and other expenses that are directly incurred by the operating segments. However, the Company does not allocate to its brokerage operating segments certain expenses that it manages separately at the corporate level. The unallocated costs include rent and occupancy, depreciation and amortization, professional fees, interest on borrowings and other expenses and are included in All Other, as management primarily evaluates the performance of its brokerage segments before allocation of these indirect costs. Certain indirect costs are included in the Company’s Clearing and Backed Trading reportable segment, consistent with management’s evaluation of that segment.

Selected financial information for the Company’s reportable segments is presented below for periods indicated:

	For the Year Ended December 31, 2014
				Clearing
	Americas	EMEA	Asia	and Backed
	Brokerage	Brokerage	Brokerage	Trading	All Other	Total
Total revenues	$229,362	$325,574	$74,489	$147,257	$104,353	$881,035
Revenues, net of interest and transaction-based expenses	218,483	316,044	74,023	36,630	107,259	752,439
(Loss) income before income taxes	(25,700)	86,812	21,150	(27,121)	(191,957)	(136,816)

	For the Year Ended December 31, 2013
				Clearing
	Americas	EMEA	Asia	and Backed
	Brokerage	Brokerage	Brokerage	Trading	All Other	Total
Total revenues	$261,729	$306,509	$67,565	$176,319	$89,328	$901,450
Revenues, net of interest and transaction-based expenses	250,733	297,458	67,223	40,785	90,761	746,960
Income (loss) before income taxes	69,691	82,351	15,523	(16,402)	(172,508)	(21,345)

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

22. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

	For the Year Ended December 31, 2012
				Clearing
	Americas	EMEA	Asia	and Backed
	Brokerage	Brokerage	Brokerage	Trading	All Other	Total
Total revenues	$276,350	$338,504	$71,927	$159,877	$77,929	$924,587
Revenues, net of interest and transaction-based expenses	262,560	328,722	71,813	44,597	79,353	787,045
Income (loss) before income taxes	69,648	83,334	15,075	6,688	(176,002)	(1,257)

In addition, with the exception for goodwill, the Company does not identify or allocate assets by operating segment, nor does its chief operating decision maker evaluate operating segments using discrete asset information. See Note 7 for goodwill by reportable segment.

For the years ended December 31, 2014, 2013, and 2012, the U.K. is the only individual foreign country that accounts for 10% or more of the Company’s total revenues and total long-lived assets. Information regarding revenue for the years ended December 31, 2014, 2013, and 2012, and information regarding long-lived assets (defined as property, equipment, leasehold improvements and software inventory) in geographic areas as of December 31, 2014 and 2013 are as follows:

	For the year ended December 31,
	2014	2013	2012
Revenues:
United States	$227,263	$263,000	$271,038
United Kingdom	465,488	448,387	456,801
Other	188,284	190,063	196,748

Total	$881,035	$901,450	$924,587

	For the year ended December 31,
	2014	2013	2012
Revenues, net of interest and transaction-based expenses:
United States	$223,607	$257,548	$262,962
United Kingdom	348,836	309,301	337,440
Other	179,996	180,111	186,643

Total	$752,439	$746,960	$787,045

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

22. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

	As of December 31,
	2014	2013
Long-lived Assets, as defined:
United States	$48,506	$49,987
United Kingdom	6,976	11,762
Other	3,850	4,396

Total(1)	$59,332	$66,145

(1)	Excluded from the December 31, 2014 balance is $2,122 of Property, equipment, leasehold improvements, net related to KGL and KBL. As discussed in Note 4, such amounts are included in Assets held for sale at December 31, 2014.

Revenues are attributed to geographic areas based on the location of the particular subsidiary of the Company which generated the revenues.

23. RELATED PARTIES

As of December 31, 2014, entities affiliated with BGC were the beneficial owner of more than 10 percent of the Company’s common stock. As discussed in Note 2, on February 26, 2015, BGC successfully completed its tender offer to acquire shares of the Company’s common stock for $6.10 per share in cash. On March 4, 2015, BGC Partners, L.P. paid for the 54,274,212 shares of common stock of the Company tendered pursuant to the tender offer. The tendered shares, together with the 17.1 million shares already owned by BGC, represent approximately 56% of the outstanding shares of our common stock. As a result of the transaction, GFI is a controlled company of BGC and will operate as a division of BGC. Going forward, BGC and GFI are expected to remain separately branded divisions. Certain of the Company’s subsidiaries transact with BGC and its affiliated entities. For the years ended December 31, 2014 and 2013, the Company earned software revenues related to transactions with BGC and its affiliated entities. In addition, for the years ended December 31, 2014, 2013 and 2012, the Company earned brokerage revenues from transactions with BGC and its affiliated entities. The revenues earned from BGC and its affiliated entities did not have a material impact on any of the periods presented in the Company’s Consolidated Financial Statements.

As discussed in Note 2, the Company was party to a merger agreement with CME as of December 31, 2014, which was subsequently terminated on January 30, 2015. Certain of the Company’s subsidiaries transact with CME and its affiliated entities. For the years ended December 31, 2014, 2013 and 2012, the Company earned software and brokerage revenues related to transactions with CME and its affiliated entities. For the years ended December 31, 2014, 2013 and 2012, the Company incurred communications and market data expenses directly related to CME and its affiliates. The revenues earned and expenses incurred related to CME and its affiliated entities did not have a material impact on any of the periods presented in the Company’s Consolidated Financial Statements.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

24. PARENT COMPANY INFORMATION

The following presents the Parent company only’s Condensed Statements of Financial Condition, Operations, Comprehensive Loss, and Cash Flows:

Parent Company Only

Condensed Statements of Financial Condition

(In thousands, except share and per share data)

	December 31,
	2014	2013
Assets
Cash and cash equivalents	$554	$1,519
Investments in subsidiaries, equity basis	400,278	496,005
Advances to subsidiaries	94,825	119,630
Other assets	55,617	46,915

TOTAL ASSETS	$551,274	$664,069

Liabilities and stockholders’ equity
LIABILITIES
Short-term borrowings	$10,000	$10,000
Long-term debt	240,000	240,000
Other liabilities	7,046	6,793

Total Liabilities	257,046	256,793

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none outstanding at December 31, 2014 and 2013	—	—

Common stock, $0.01 par value; 400,000,000 shares authorized and 144,290,612 and 140,599,626 shares issued at December 31, 2014 and 2013, respectively	1,442	1,405
Additional paid in capital	399,774	393,965
Retained (deficit) earnings	(31,050)	83,180
Treasury stock, 16,724,843 and 17,312,957 common shares at cost at December 31, 2014 and 2013, respectively	(73,445)	(75,018)
Accumulated other comprehensive (loss) income	(2,493)	3,744

Total Stockholders’ Equity	294,228	407,276

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$551,274	$664,069

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

24. PARENT COMPANY INFORMATION (Continued)

Parent Company Only

Condensed Statements of Operations and Comprehensive Loss

(In thousands)

	Year Ended December 31,
	2014	2013	2012
Revenues:
Interest income	$5	$—	$39
Expenses:
Interest expense	29,156	28,042	24,968
Other expenses	1,587	686	1,284

Total expenses	30,743	28,728	26,252

Loss before benefit from income taxes and equity in (losses) earnings of subsidiaries	(30,738)	(28,728)	(26,213)
Benefit from income taxes	10,445	10,446	6,097

Loss before equity in (losses) earnings of subsidiaries	(20,293)	(18,282)	(20,116)
Equity in (losses) earnings of subsidiaries, net of tax	(87,750)	(1,716)	10,163

GFI’s net loss	$(108,043)	$(19,998)	$(9,953)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(5,168)	(322)	9,244
Unrealized (loss) gain on available-for-sale securities, net of tax	(1,069)	1,524	253

GFI’s comprehensive loss	$(114,280)	$(18,796)	$(456)

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

24. PARENT COMPANY INFORMATION (Continued)

Parent Company Only

Condensed Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
GFI’S net loss	$(108,043)	$(19,998)	$(9,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (income) from equity method investments	87,750	1,716	(10,163)
Amortization of loan fees	1,848	2,077	2,175
Share-based compensation	373	388	386
Changes in operating assets and liabilities:
Other assets	(10,449)	(10,889)	(5,942)
Other liabilities	253	1,526	(4,477)

Cash used in operating activities	(28,268)	(25,180)	(27,974)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in subsidiaries	—	—	684
Receipts from subsidiaries	39,437	44,337	69,988

Cash provided by investing activities	39,437	44,337	70,672

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term borrowings	210,000	195,000	195,000
Proceeds from short-term borrowings	(210,000)	(185,000)	(195,000)
Repayments of long-term debt	—	(9,385)	—
Purchases of treasury stock	—	—	(12,939)
Cash dividends paid	(12,482)	(18,237)	(29,566)
Other	348	(232)	(104)

Cash used in financing activities	(12,134)	(17,854)	(42,609)

Decrease (increase) in cash and cash equivalents	(965)	1,303	89
Cash and cash equivalents, beginning of year	1,519	216	127

Cash and cash equivalents, end of year	$(554)	$1,519	$216

SUPPLEMENTAL DISCLOSURE:
Cash paid for interest	$27,299	$24,563	$22,845

Guarantees

From time to time, the Company provides guarantees, on behalf of its subsidiaries, to clients for the purpose of providing credit enhancement for such clients. Such guarantees generally provide that the Company will guarantee the performance of all liabilities, obligations and undertakings owed by

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

24. PARENT COMPANY INFORMATION (Continued)

such subsidiary with respect to matched principal transactions entered into by such subsidiary with the relevant client. These guarantees are generally terminable on less than 30 days’ notice. The Company has not recorded any contingent liability in the condensed financial statements for these guarantees and believes that the occurrence of any events that would trigger payments under these guarantees is remote.

Advances to Subsidiaries

As of December 31, 2014, 2013 and 2012, the Parent company had receivables from subsidiaries of $94,825, $119,630 and $189,189, respectively, related primarily to the allocation of funds received, from notes payable and the issuance of equity securities to subsidiaries to fund working capital.

25. SUBSEQUENT EVENTS

Acquisition by BGC Partners, Inc. and Termination of the CME Merger

On January 30, 2015, the Company and CME mutually agreed to terminate CME Transaction agreements, each dated as of July 30, 2014, as amended. The restrictions in the Support Agreement, dated as of July 30, 2014, which had been entered into by CME, JPI and certain other stockholders of GFI, who collectively control approximately 38% of the outstanding shares of the Company’s common stock, continue until on or about January 30, 2016.

Pursuant to the terms of the CME Merger Agreement, the Company was required to reimburse CME for its expenses up to $7,065,171 and such reimbursement was paid in February 2015. Additionally, the Company was required to pay CME a termination fee equal to $17,662,928 (which is the total termination fee of $24,728,099 less the expense reimbursement that has already been paid to CME) and such transaction fee was paid on March 11, 2015. The termination fee was payable if within 12 months of such termination the Company consummated, or entered into a definitive agreement to consummate, a transaction in which the Company or 20% or more of the fair value of the assets or of any class of equity or voting securities of the Company and its subsidiaries, the subsidiaries that were to be retained by CME in the CME Merger Agreement, or Trayport or Fenics was sold.

On February 26, 2015, BGC successfully completed its tender offer to acquire shares of GFI’s common stock for $6.10 per share in cash. On March 4, 2015, BGC Partners, L.P. paid for the 54,274,212 shares of common stock of the Company tendered pursuant to the tender offer. The tendered shares, together with the 17.1 million shares already owned by BGC, represent approximately 56% of the outstanding shares of our common stock.

The Company has determined that as a result of the completion of BGC’s tender offer, an ownership change has occurred under Internal Revenue Code Section 382 (“Section 382”) during March 2015. Section 382 limits the use of losses generated in tax years prior to a significant change in ownership occurs (i.e. change of greater than 50%) and limits the amount of losses that can be used to offset taxable income on an annual basis. As a result of a change in control under Section 382, the Company’s ability to utilize federal net operating loss carryforwards may be limited and may result in recording a valuation allowance on a portion of the net operating loss carrryforwards that is limited under Section 382.

GFI GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands except share and per share amounts)

25. SUBSEQUENT EVENTS (Continued)

See Note 2 for further information on the acquistion by BGC and termination of the CME Merger.

Disposition of interests in Kyte

Subsequent to year-end, the Company entered into a number of share purchase agreements to divest certain interests in Kyte (the “Kyte SPAs”) pursuant to which the Company will sell Kyte’s clearing, broking and capital management businesses. The Company expects to close each of the Kyte SPAs in the next few months. Following closing, the Company will no longer offer clearing and settlement services.

Other Subsequent Events

In February 2015, in connection with the transactions contemplated by the tender offer agreement, the Company entered into a third amendment to the Credit Agreement to permit the transactions contemplated by the tender offer agreement, including by amending the definition of “Change of Control” to permit BGC to acquire shares of the equity of the Company in excess of 35% without triggering a “Change of Control” under the Credit Agreement. See Note 9 for further information on the Company’s Credit Agreement.

In March 2015, the Company was authorized by the Board of Directors to submit notice to the NYSE of its intention to voluntarily delist its common stock from the NYSE and to deregister its common stock under the Securities Exchange Act of 1934.

Subsequent events have been evaluated for recording and disclosure in the notes to the Consolidated Financial Statements through the filing date of this Form 10-K.

Schedule II

GFI GROUP INC. AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Period	Charged to Cost/ Expense	Charged to Other Accounts(a)	Deductions(b)	Balance at End of Period
	(in thousands)
Allowance for Doubtful Accounts:
Year ended December 31, 2014	$1,958	$286	$16	$(360)	$1,900
Year ended December 31, 2013	1,710	773	(33)	(492)	1,958
Year ended December 31, 2012	1,453	319	(5)	(57)	1,710

(a)	For all periods it includes the effects for exchange rate changes.
(b)	Net adjustments to the reserve accounts for write-offs and credits issued during the years.